TABLE OF CONTENTS

1.	Definitions	1
2.	Purchase And Sale Of The Purchased Shares	2
	2.1 Purchase and Sale of the Purchased Shares	2
	2.2 Sale on Closing Date	2
	2.3 Purchase Price	2
	2.4 Payment of Purchase Price	3
	2.5 Closing	4
3.	Representations And Warranties Of Seller	4
	3.1 Authority	4
	3.2 Validity	4
	3.3 Ownership of Common Stock	4
	3.4 Due Organization; Qualification	5
	3.5 Capitalization of the Corporation	5
	3.6 Subsidiaries of the Corporation	5
	3.7 Interim Changes	5
	3.8 Title to Assets	6
	3.9 Liabilities in the Ordinary Course of Business	6
	3.10 Taxes	6
	3.11 Litigation	6
	3.12 Compliance with Law	7
	3.13 Environmental Matters	7
	3.14 Employee Relations	8
	3.15 Conduct of Business	8
	3.16 Financial Statements	8
	3.17 Disclosure	9
	3.18 Ownership of Assets	9
	3.19 Contracts	9
	3.20 Transactions with Affiliates	10
	3.21 Insurance; Bonds	10
	3.22 Certain Payments	10
	3.23 Customer Relations	10
	3.24 Accounts Receivable	10
	3.25 Employees; Officers; Directors	11
	3.26 Bank Accounts; Powers of Attorney	11
	3.27 Actual Knowledge	11
4.	Representations And Warranties Of Buyer	11
	4.1 Authority	11
	4.2 Validity	11
5.	Covenants	12
	5.1 Continued Assistance	12
	5.2 Records and Documents	12
	5.3 Assignment of Accounts Receivable	12
	5.4 Non-competition	12
	5.5 Tax Matters	13
6.	Conditions Precedent To Obligations Of The Buyer	14
	6.1 Seller’s Compliance with Agreement	14
	6.2 No Pending Action	14
	6.3 Other Documents	14

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TABLE OF CONTENTS

Continued

	6.4 Financing	15
	6.5 Insurance	15
7.	Conditions Precedent To Obligations Of Seller	15
	7.1 Buyer’s Compliance With Agreement	15
	7.2 No Pending Action	15
	7.3 Promissory Note; Other Documents	15
8.	Indemnification	15
	8.1 Seller’s Indemnity	15
	8.2 Limitation of Obligations	16
	8.3 Notice; Defense	16
	8.4 Disclosure	17
9.	Brokerage	17
10.	Documents Delivered by Seller	17
11.	Documents Delivered by Buyer	17
12.	Notices	18
13.	Modification	18
14.	Nature and Survival of Representations	18
15.	Parties	19
16.	Access	19
17.	Governing Law	19
18.	Assignment	19
19.	Counterparts	19
20.	Publicity	19
21.	Section Headings	20
22.	Attorneys’ Fees	20
23.	Further Assurances	20

Appendix I
Appendix II
Exhibit 2.4
Exhibit 2.4(a)
Exhibit 3.4
Exhibit 3.6
Exhibit 3.7
Exhibit 3.9
Exhibit 3.10
Exhibit 3.11
Exhibit 3.11(a)
Exhibit 3.13
Exhibit 3.19
Exhibit 3.21
Exhibit 3.25
Exhibit 3.26
Exhibit 5.3

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Exhibit 10.4

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement made as of the 30th day of June, 2004, by and between Avalon Holdings Corporation (“Seller”), and BMC International, Inc. an Ohio corporation (hereinafter referred as “Buyer”).

RECITALS:

A. DartAmerica, Inc. (the “Corporation”) is a corporate holding company consisting of a composite of several operating companies organized to provide transportation services in 48 states and provinces in Canada wherein the Corporation’s basic services include hazardous and industrial waste transportation, general freight and commodities transportation and transportation brokerage (the “Business”).

B. Seller is the legal, record and beneficial owner of all right, title and interest in and to all of the issued and outstanding Common Shares, no par value (the “Common Stock”), of the Corporation.

C. Buyer desires to purchase from the Seller, and the Seller desires to sell to Buyer, all of the shares of Common Stock of the Corporation, on the terms and conditions set forth herein (the “Purchased Shares”).

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the Seller and the Buyer hereby agree as follows:

1. Definitions In addition to terms defined elsewhere in this Agreement, the following terms as used herein shall, unless the context clearly otherwise requires, have the following meanings, which meanings shall be equally applicable to both the singular and plural forms of such terms:

(a) Affiliate shall mean any officer, director or shareholder of the Seller, the Corporation or any Subsidiary and any corporation or other Person more than fifty percent of which is owned by the Seller, the Corporation or any Subsidiary.

(b) Closing Date shall mean June 30, 2004, or such other date as mutually agreed upon by the parties.

(c) Financial Statements shall have the meaning set forth in Section 3.16 hereof.

(d) Licenses and Permits shall mean any and all government permits, franchises, authorizations and licenses which are held by the Corporation or any of the Subsidiaries listed in the attached Appendix I and which are necessary (by law or otherwise) for or utilized in connection with the conduct of the business of the Corporation or any of the Subsidiaries.

(e) Person shall mean an individual, a corporation, a partnership, an association, a trust, an unincorporated agency, a government or political subdivision thereof, or any other entity.

(f) Purchased Shares shall mean one hundred percent (100%) of the issued and outstanding shares of Common Stock of the Corporation.

(g) Subsidiary shall mean all companies of which on the Closing Date the Corporation owns a majority of the issued and outstanding capital stock, a detailed list of which is attached hereto as Appendix II.

(h) Trade Accounts Payable shall mean all sums owed by the Corporation or any Subsidiary for services rendered, products, inventory or equipment purchased or otherwise owed to unrelated, third party vendors as a result of the conduct of the Business. For purposes hereof, Trade Accounts Payable shall also include sums owed to Affiliates if such sums would otherwise be considered Trade Accounts Payable, but for the fact that the vendor is or was an Affiliate.

(i) Trade Accounts Receivable shall mean all sums owed to the Corporation or any Subsidiary for services rendered, products, inventory or equipment sold or otherwise owed by unrelated, third party customers as a result of the conduct of the Business. For purposes hereof, Trade Accounts Receivable shall also include sums owed by Affiliates if such sums would otherwise be considered Trade Accounts Receivable, but for the fact that the customer is or was an Affiliate.

2. Purchase and Sale of the Purchased Shares.

2.1. Purchase and Sale of the Purchased Shares. Subject to the terms and conditions set forth herein, on the Closing Date Seller shall sell, transfer, assign and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, all of Seller’s right, title and interest, both legal and equitable, in and to the Purchased Shares, free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever.

2.2. Sale on Closing Date. The sale of the Purchased Shares shall be effected on the Closing Date by the delivery to the Buyer of stock certificates representing the Purchased Shares, together with duly executed stock powers sufficient to vest in the Buyer good and indefeasible title in the Purchased Shares. All proceedings to be taken and all documents to be executed on the Closing Date shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed; provided, however, that the assignment of the Aged Receivables shall be deemed to occur prior to the Closing Date.

2.3. Purchase Price. In consideration of the sale, transfer, assignment and delivery to the Buyer of the Purchased Shares as provided in Section 2 hereof, Buyer hereby agrees to pay the aggregate sum of $4,400,000 as adjusted herein below (the “Initial Purchase Price”).

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The Initial Purchase Price to be paid by Buyer to Seller shall be adjusted as of the Closing Date to reflect changes from the Financial Statements of the Corporation and Subsidiaries on a consolidated basis (the “Consolidated Financial Statements”) as of March 31, 2004 as compared to the Consolidated Financial Statements as of June 30, 2004 as follows:

(a) Any change in fixed assets, net of depreciation, (excluding any change resulting from the distribution of Dart Realty, Inc. to Seller) with any decrease resulting in a reduction of the Initial Purchase Price and any increase resulting in an increase of the Initial Purchase Price;

(b) Any change in cash; with any decrease resulting in a reduction of the Initial Purchase Price and any increase resulting in an increase of the Initial Purchase Price;

(c) Any change in Trade Accounts Receivable of under sixty-one days as set forth in the most current aging reports; with any decrease resulting in a reduction of the Initial Purchase Price and any increase resulting in an increase of the Initial Purchase Price;

(d) Any change in Trade Accounts Payable, with any increase resulting in a reduction of the Initial Purchase Price and any decrease resulting in an increase of the Initial Purchase Price.

For purposes of the Initial Purchase Price adjustments described in this Section 2.3, only changes to the following intercompany accounts payable and accounts receivable shall be relevant: (i) the intercompany payable identified as Intercompany Payable/AP Account Number 2100 for Dart Trucking Company, Inc. and Dart Services, Inc. (but not DartAmericA, Inc. or TRB National Systems, Inc.), reflecting a balance of $259,792.57 on the Consolidated Financial Statements as of March 31, 2004; (ii) the intercompany payable identified as Intercompany Payable/AWMS Account Number 2125 reflecting a balance of $107,673.43 on the Consolidated Financial Statements as of March 31, 2004; and (iii) the intercompany receivable identified as Intercompany Receivable/AR Account Number 1200 reflecting a balance of $322,826.69 on the Consolidated Financial Statements as of March 31, 2004. All other intercompany payables and intercompany receivables indicated on the Consolidated Financial Statements as of March 31, 2004 shall be void and unenforceable as of the Closing Date.

The Initial Purchase Price as adjusted herein above is hereinafter the “Purchase Price”.

2.4. Payment of Purchase Price. At the Closing, Buyer shall deliver to Seller cash in the amount of $3,000,000 and the Buyer’s Secured Promissory Note in substantially the form attached hereto as Exhibit 2.4 (the “Buyer’s Promissory Note”). The Buyer’s Promissory Note shall be issued to the Seller in the face amount of $1,000,000. The Buyer’s Promissory Note shall be secured pursuant to the terms and conditions of the Security Agreement (the “Security Agreement”) attached hereto as Exhibit 2.4.(a). The balance of the Purchase Price shall be paid to Seller by certified or bank cashier’s check or wire transfer within two (2) business days of preparation and agreement upon the Consolidated Financial Statements as of June 30, 2004 and calculation of the final adjustment to the Initial Purchase Price; provided,

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however, that if the adjustments to the Initial Purchase Price result in the Purchase Price amounting to less than $4,000,000, then the Seller shall refund to the Buyer, in the form of a prepayment credited against the outstanding principal balance of Buyer’s Promissory Note, within the aforementioned two (2) business days period, the amount of refund to which the Buyer is entitled as a result of the adjustment to the Initial Purchase Price. Buyer and Seller agree to use their respective best efforts to prepare and agree upon the Consolidated Financial Statements as of June 30, 2004 within sixty (60) days of the Closing Date.

2.5. Closing. The closing of the transactions contemplated hereunder shall take place at the offices of Seller on the Closing Date or at such other place as may be mutually agreed upon in writing by the Seller and the Buyer.

3. Representations And Warranties Of Seller. Seller hereby makes the following representations and warranties to the Buyer as of the date hereof and, subject to Seller’s supplementation, as of the Closing Date:

3.1. Authority. Seller has full legal right, power and authority, without the consent of any other Person, to execute and deliver this Agreement and the other documents to be delivered at the Closing, and to carry out the transactions contemplated hereby. All actions required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the other documents to be delivered at the Closing, and all transactions contemplated hereby have been duly and properly taken. The execution of this Agreement and the performance of the covenants herein contained will not result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Corporation pursuant to any indenture, agreement or other instrument to which the Corporation or the Seller is a party or by which the Corporation or the Seller is bound.

3.2. Validity. This Agreement and the documents to be delivered by Seller at the Closing have been or will be duly executed and delivered and are the lawful, valid and legally binding obligations of the Seller, enforceable against Seller in accordance with their respective terms. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby, will not violate any provision of law, ordinance or regulation or order, judgment or decree of any court or any governmental authority, or conflict with, result in a breach of or constitute a default under the Certificate or Articles of Incorporation or Code of Regulations of the Corporation or any indenture, mortgage, lease, agreement, contract or instrument to which Seller or the Corporation is a party or by which Seller or the Corporation is bound.

3.3. Ownership of Common Stock. Upon delivery of the certificates representing the shares of Common Stock to the Buyer, the Buyer will have full, valid and marketable title to the Purchased Shares and after the consummation of the transactions contemplated by this Agreement, the Buyer shall be the owner of 100 percent of the fully paid and nonassessable issued and outstanding capital stock of the Corporation free and clear of any and all liens and encumbrances whatsoever.

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3.4. Due Organization; Qualification. Except as provided in Exhibit 3.4, the Corporation and each Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the State of Ohio. Except as provided in Exhibit 3.4, the Corporation and each Subsidiary have full power and authority and all Licenses and Permits to own, operate, or lease their properties and to carry on the Business as presently conducted. The Corporation and each Subsidiary are duly licensed and qualified to do business as foreign corporations and are in good standing in all jurisdictions where, by the nature of their business or the character and location of their property or personnel, failure to be so licensed or qualified would have a material adverse effect upon the Business or the assets of the Corporation and each Subsidiary or where failure to qualify would affect the ability of Buyer to enforce any material rights of the Corporation and each Subsidiary. Appendix I lists all jurisdictions where the Corporation or each Subsidiary is licensed to do business.

3.5. Capitalization of the Corporation. All of the issued and outstanding shares of Common Stock of the Corporation are duly and validly issued to the Seller, and are fully paid and nonassessable. As of the date hereof, no class of equity securities of the Corporation presently exists other than the Common Stock. As of the Closing Date, the Corporation shall have no commitment or obligation to issue or sell any shares of its Common Stock or any other securities or obligations convertible into or exchangeable for, or giving any Seller or any other Person any right to subscribe for or acquire from the Corporation, any shares of Common Stock or any other security of the Corporation, and no securities or obligations evidencing any such rights are outstanding.

3.6. Subsidiaries of the Corporation. As of the date hereof, the number of outstanding shares of capital stock of each Subsidiary is set forth on Appendix II. Except as set forth on Schedule 3.6, all of the issued and outstanding shares of common stock of each Subsidiary are duly and validly issued to the Corporation, and are fully paid and nonassessable. All issued and outstanding shares of capital stock of each Subsidiary owned by the Corporation are owned free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever except those in favor of a Subsidiary and there are no voting trusts or voting agreements. None of the Subsidiaries has any commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from such Subsidiary, any shares of capital stock of such Subsidiary, and no securities or obligations evidencing any such rights are outstanding.

3.7. Interim Changes. Except as provided in Exhibit 3.7, since March 31, 2004, there has not been (i) any material adverse change in the financial condition, assets, liabilities, properties, results of operations or business of the Corporation or any of the Subsidiaries or in its relationships with suppliers, customers, vendors or others; (ii) any known major change in the transportation business that may tend to make the Corporation’s or any of its Subsidiaries’ future operations noncompetitive or tend to diminish the value of the Corporation or any of its Subsidiaries; (iii) any event or condition of any character materially and adversely affecting the Corporation or any of its Subsidiaries or the financial condition, assets or properties of the Corporation or any of its Subsidiaries; (iv) any strike, labor union organizing attempt or other labor trouble at the Corporation or any of its Subsidiaries; (v) any capital asset acquisition or

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disposition; (vi) any termination or amendment of or waiver of any right under any contract that would have a material adverse effect upon the Business or the assets of the Corporation and each Subsidiary; or (vii) any agreement or commitment to do any of the foregoing.

3.8. Title to Assets. The Corporation and each Subsidiary are the sole and exclusive legal and equitable owners of all right and title in and have good, marketable and indefeasible title to all of their respective properties and assets, free and clear of any mortgage, pledge, charge, lien, claim, right, security interest, encumbrance, covenant, easement or restriction of any kind or nature, direct or indirect, whether accrued, absolute, contingent or otherwise (collectively, “Encumbrances”), except for only those Encumbrances as reflected on the Financial Statements furnished to Buyer or the notes thereto. All leases pursuant to which the Corporation or any of the Subsidiaries lease real property or personal property are valid and binding in accordance with their respective terms and are in full force and effect.

3.9. Liabilities in the Ordinary Course of Business. Except to the extent reflected on the Financial Statements or Exhibit 3.9, neither the Corporation nor any Subsidiary has any claims, liabilities, obligations or indebtedness of any nature, whether accrued, contingent, absolute or otherwise and whether due or to become due which would have a material adverse effect upon the Business. Except as disclosed on Exhibit 3.9, neither the Corporation nor any Subsidiary is liable as a guarantor, surety or endorser with respect to the obligations or liabilities of any unrelated Person. Except as disclosed on Exhibit 3.9, no Person has the power to confess judgment against the Corporation, any Subsidiary or the properties and assets of the Corporation or any Subsidiary.

3.10. Taxes. All Federal, state, local, franchise and other tax returns, declarations, information returns and reports of every nature required to be filed by or on behalf of the Corporation and each of the Subsidiaries including but not limited to payroll tax deposits, have been filed on a timely basis and such returns are complete and correct. Except as disclosed on Exhibit 3.10, no extensions of time in which to file any such returns and reports are in effect; all taxes shown on such returns and all asserted deficiency assessments, penalties and interest have been paid. The federal income tax returns of the Corporation and the Subsidiaries have been examined by the Internal Revenue service through December 31, 1995, and no other tax examinations are in progress. Except as disclosed on Exhibit 3.10, to the extent that tax liabilities have accrued for any period ending on or before March 31, 2004, they are adequately reflected as liabilities on the books of the Corporation and the Subsidiaries. Except as disclosed on Exhibit 3.10, the reserves for taxes as of March 31, 2004, are sufficient for the payment of all unpaid federal, state and other taxes of the Corporation and the Subsidiaries. There are no outstanding agreements or waivers extending the statute of limitations with respect to the assessment of any federal income tax or other tax and there exists no basis for the making of any claims for taxes. No claim has been made by any taxing authority of a jurisdiction in which the Corporation or any Subsidiary does not file tax returns that the Corporation or a Subsidiary is or may be subject to taxation in that jurisdiction.

3.11. Litigation. Except as set forth in Exhibit 3.11 hereto, neither the Corporation, any Subsidiary nor Seller is engaged in or a party to or threatened with any suit, claim, action, proceeding, investigation or legal, administrative, arbitration or other method of

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settling disputes or disagreements or governmental investigation involving or affecting any of the Common Stock or any share of stock of any Subsidiary, any assets of the Corporation or any Subsidiary or otherwise involving or relating to the Corporation or any Subsidiary before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality and there is no basis for any of the foregoing that would have a material adverse effect upon the Business. Except as set forth in Exhibit 3.11, neither the Corporation nor any Subsidiary is in default with respect to any order of any federal, state, municipal or local department, commission, board, agency or instrumentality. Except as set forth in Exhibit 3.11, neither the Corporation, any Subsidiary nor Seller has received notice of any investigation, threatened or contemplated, by any federal or state agency, which remains unresolved, involving the Corporation’s or any Subsidiary’s employment practices or policies. There is no outstanding judgment, decree or order of any governmental agency against or affecting the Corporation or any Subsidiary or any of the assets of such entities that has had or standing alone will have a material adverse effect upon the Business.

3.12. Compliance with Law. The Corporation and each Subsidiary are in compliance with all applicable laws, ordinances, codes, Licenses and Permits, rules and regulations where the failure to comply would have a material adverse effect on the Corporation or any Subsidiary; and Seller is unaware that there is or will be any material adverse liability arising from or relating to any violations thereof. Appendix I lists all licenses held by the Corporation or any of its Subsidiaries for the operation of the Business in all states where the Corporation or any of its Subsidiaries are licensed to do business and doing Business.

3.13. Environmental Matters. The ownership, use and operation of each Facility (as defined by Environmental Laws) owned or leased by the Corporation and each Subsidiary is and has been in substantial compliance with applicable federal, state and local environmental laws, rules and regulations including but not limited to RCRA, CERCLA, Clean Water Act and Clear Air Act (collectively all such laws, rules and regulations are referred to as the “Environmental Laws”). Seller is unaware that any action, lawsuit or complaint has been filed, threatened or asserted against the Seller, the Corporation or any Subsidiary and that there has been threatened under any Environmental Law any complaint, claim, action or lawsuit against the Corporation or any Subsidiary for fines, penalties, investigations, expenses or remedial or removal actions. Seller is unaware that there is now occurring or that there has occurred at any Facility owned, operated or leased by the Corporation or any Subsidiary any release or threatened release of a Hazardous Waste, Hazardous Material or a constituent of a Hazardous Waste or Hazardous Material from any Facility owned, operated or leased by the Corporation or any Subsidiary which Seller believes will form the basis for any claim for liability under any Environmental Law. Seller is unaware of any claim made upon the Corporation or any Subsidiary, or threatened to be made from a federal, state or local government for liability thereunder based upon the Corporation’s or any Subsidiary’s transport of waste material to any site currently listed on the National Priorities List or state equivalent. Seller is unaware that any asbestos that requires removal or containment under Environmental Law has been located or disposed of at any Facility owned, operated or leased by the Corporation or any Subsidiary. Seller is unaware that PCB’S are currently located at any Facility owned, operated or leased by the Corporation or any Subsidiary. Neither the Corporation nor any Subsidiary has been served with any demand, notice, or communication asserting violations of any Environmental Law which remain uncured. All of the foregoing are subject to the exceptions set forth in Exhibit 3.13.

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3.14 Employee Relations. Neither the Corporation nor any Subsidiary is a party to any union, collective bargaining or similar agreement. There is not pending or threatened any labor dispute, strike or work stoppage which affects or which may affect the business of the Corporation or any Subsidiary or which may interfere with the continued operation of the Corporation or any Subsidiary. Neither the Corporation nor any Subsidiary has committed any unfair labor practice defined in the National Labor Relations Act of 1947, as amended, and there is not now pending or threatened any charge or complaint against the Corporation or any Subsidiary by the National Labor Relations Board or any representative thereof. Since 1990, there have been no strikes, walkouts or work stoppages affecting the Corporation or any Subsidiary.

3.15 Conduct of Business. At all times after the date of this Agreement and until the Closing, the Corporation and each Subsidiary shall conduct their business in their usual and ordinary manner and shall endeavor in good faith to preserve customers, keep available services of their employees and agents, maintain their assets in good condition and repair and make sales and conduct business in the usual and ordinary course of such business. During this period, the Corporation and each Subsidiary shall not, without Buyer’s written consent, which consent shall not be unreasonably withheld or delayed:

(a) sell or otherwise transfer any assets, purchase or otherwise acquire any real or personal property, or enter into any other agreement or transaction, except in the usual and ordinary course of business;

(b) enter into any transaction or agreement with any Affiliate of the Corporation or Seller except in the usual and ordinary course of business;

(c) pay any dividends or make any other distributions to Seller;

(d) grant any bonus or increased compensation to any employee of the Corporation or any Subsidiary;

(e) make any capital expenditure in excess of $5,000;

(f) make any commitments to their customers or other parties for free or discounted service, loans, gratuities, credits or allowances unless such commitments are made in the ordinary course of business;

(g) mortgage, pledge or otherwise encumber any of their assets; or

(h) incur any indebtedness for borrowed money.

3.16 Financial Statements. Seller has delivered to Buyer copies of the Corporation’s consolidated financial statements for the years ending December 31, 2001, 2002

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and 2003 and for the three months period ended March 31, 2004 (collectively the “Financial Statements”) and the accompanying supplemental financial statements which also include various schedules for such periods (the “Schedules”). The Financial Statements and the Schedules are collectively referred to hereinafter as the “Financial Statements”. All of the foregoing Financial Statements are in accordance with the books and records of the Corporation. The Financial Statements fairly present the financial condition, the results of operations and the changes in financial position of the Corporation at the dates and for the periods covered thereby in accordance with generally accepted accounting principles consistently applied. The Schedules fairly state the information contained therein in all material respects. The Financial Statements make full and adequate provision for all obligations, liabilities or commitments (fixed and contingent) of the Corporation as of their respective dates required to be disclosed or reserved against in the Financial Statements or disclosed in the notes thereto in accordance with generally accepted accounting principles.

3.17. Disclosure. The representations and warranties of the Seller contained in this Agreement and each Appendix, Exhibit or certificate (and other written statements delivered pursuant to this Agreement or in connection with the transactions contemplated therein) are accurate, correct and complete, do not contain any untrue statement of a material fact or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading. The Seller is not aware of any information necessary to enable a prospective purchaser to make an informed investment decision to purchase the Corporation which has not been expressly disclosed in writing. There is no fact which materially adversely affects or in the future may (so far as the Seller can now reasonably foresee) materially adversely affect the business, operations, properties, prospects or condition, financial or otherwise, of the Corporation or any of the Subsidiaries or the ability of the Seller to fully perform this Agreement and the transactions contemplated hereby, which has not been set forth or described in this Agreement or in an Appendix, Exhibit, certificate or other written statement furnished to Buyer. There is no fact, other than general economic conditions, which adversely affects or might reasonably be expected to adversely affect in the future the Corporation and the Subsidiaries or the properties, the Business profits or financial condition of the Corporation and the Subsidiaries in any material respect which has not been set forth or referred to in this Agreement (including the Appendices and Exhibits hereto or certificates or other written statements delivered pursuant to this Agreement).

3.18. Ownership of Assets. The Corporation and the Subsidiaries own or lease all assets that are currently used in the operation of the Business.

3.19. Contracts. Exhibit 3.19 contains a list of contracts material to the Business and operations of the Corporation and its Subsidiaries. True and complete copies of all such contracts have been delivered to Buyer. No authorization is needed in order for such contracts to continue in full force and effect under the same terms and conditions currently in effect following consummation of the transactions. The Corporation and each Subsidiary have performed all obligations required to be performed by them under each such contract and are not alleged to be in breach or default in any respect under any such contract. Each contract is a legal, valid and binding obligation of the Corporation or Subsidiary and is in full force and

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effect. All UCC filings relating to the Corporation and its Subsidiaries and the contracts to which they relate are also set forth on Exhibit 3.19. The Corporation has disposed of approximately 40,000 tons of material at the Minerva Enterprises facility pursuant to the letter agreement identified on Exhibit 3.19.

3.20. Transactions with Affiliates. No Affiliate uses any of the assets of the Corporation or any of its Subsidiaries except directly in connection with the Business. With the exception of the real property located in Canfield, Ohio and the improvements thereon, as well as the Microsoft Business Solutions – Great Plains accounting software and the Best Software, Inc. – fixed asset software, no Affiliate owns any asset used in the Business. No Affiliate has any claim of any nature, including any inchoate claim, against any of the assets of the business.

3.21. Insurance;Bonds. Exhibit 3.21 contains a list of all current insurance policies with respect to which the Corporation or a Subsidiary is the owner, insured or beneficiary, including all self-insurance arrangements, as well as all outstanding bonds to which the Corporation or a Subsidiary is a party, in each case identifying whether Seller or an Affiliate is an indemnitor on such bonds. The Corporation and the Subsidiaries have complied with all of the terms and conditions of the insurance policies and have given notice to the insurer of all known claims that may be covered thereby. All such policies are valid and enforceable and are with financially sound and reputable insurers. No notice of cancellation has been received with respect to any insurance policy. The Corporation and each Subsidiary have paid all Workers’ Compensation premiums.

3.22 Certain Payments. During the past five (5) years, neither the Corporation, a Subsidiary, nor any director, officer, agent or employee of any such party or any other person associated with or acting for or on behalf of any such party has directly or indirectly: (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person, private or public, regardless of form, whether in money, property or services: (a) to obtain favorable treatment in securing business; (b) to pay for favorable treatment for business secured; (c) to obtain special concessions or for special concessions already obtained, for or in respect of the Corporation, a Subsidiary, or Seller or any Affiliate of them, or (d) in violation of any applicable legal requirements or (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Corporation or Subsidiary.

3.23 Customer Relations. No current customer has, during the past year, informed the Corporation or any Subsidiary that it may cease doing business or that it may reduce the volume of business that it does if the Corporation or any Subsidiary is acquired by Buyer or any of Buyer’s affiliates.

3.24 Accounts Receivable. All Trade Accounts Receivable of the Corporation and each Subsidiary, other than Aged Receivables, represent valid obligations arising from sales actually made or services actually performed by the Corporation or any Subsidiary in the ordinary course of business. There is no contest or claim, nor is anyone currently exercising a right of set off under any contract with any obligor of an account receivable relating to the amount or validity of such account receivable, which individually or taken as a whole would have a material adverse effect upon the Business or the assets of the Corporation and each Subsidiary.

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3.25 Employees;Officers;Directors. Exhibit 3.25 contains a complete and accurate list of the following information as of June 15, 2004 for each employee of the Corporation or any Subsidiary, including each employee on leave of absence or lay-off status: name, job title, compensation and current annual vacation accrual. Exhibit 3.25 also contains the names of the officers and directors of the Corporation and each Subsidiary.

3.26 Bank Accounts;Powers of Attorney. Exhibit 3.26 contains a true, correct and complete list of (a) each bank, including its address, in which the Corporation or any Subsidiary has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto; and (b) the names of all persons, if any, holding powers of attorney from the Corporation or any Subsidiary and a summary statement of the terms thereof.

3.27 Actual Knowledge. The representations and warranties made by Seller in Sections 3.4 (except for the first sentence thereof), 3.7, 3.9, 3.10, 3.11, 3.12, 3.13, 3.17, 3.19, 3.21, 3.23, and 3.24 are limited to the best of Seller’s Actual Knowledge. For purposes of this Agreement, Seller’s Actual Knowledge shall be defined as the actual knowledge of Ronald E. Klingle, Timothy C. Coxson, Jeffrey M. Grinstein and Lisa R. Wallace without any obligation to make inquiry or investigation; provided, however, that the foregoing individuals have no reason to believe the any other officer or director of either the Corporation or any Subsidiary has knowledge that would affect the representations and warranties identified in this Section 3.27.

4. Representations And Warranties Of Buyer. Buyer hereby represents and warrants to the Seller as of the date hereof as follows:

4.1. Authority. Buyer has full legal right, power and authority, without the consent of any other Person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All actions required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

4.2. Validity. This Agreement and the documents to be delivered by Buyer at the Closing have been or will be duly executed and delivered by Buyer and are the lawful, valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any material adverse lien, charge or encumbrance or the acceleration of any indebtedness or other obligation of Buyer and are not prohibited by, do not violate or conflict with any provision of, and do not result in any material adverse default under or a breach of (i) any contract, agreement or other instrument to which Buyer is a party, (ii) any regulation, order, decree or judgment of any court or governmental agency, or (iii) any law applicable to Buyer.

11

5. Covenants. Each of the parties hereto hereby agree to keep, perform and, if appropriate, shall further cause the Corporation and the Corporation shall cause each Subsidiary to keep, perform and fully discharge the following covenants and agreements imposed upon each such party.

5.1. Continued Assistance. Following the closing, the Seller shall refer to Buyer, as promptly as practicable, any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Business. From time to time following the Closing, at Buyer’s request and without any further consideration, the Seller shall execute, acknowledge and deliver such additional documents, instruments of conveyance, transfer and assignment or assurances and take such other action as Buyer may reasonably request to more effectively assign, convey and transfer to Buyer the Purchased Shares. Additionally, for a reasonable time following the Closing, Seller agrees to offer reasonable assistance and cooperation to Buyer in any matter related to the Business. Buyer and Seller agree to cooperate to the fullest extent necessary to prepare the Consolidated Financial Statements as of June 30, 2004 and 2004 tax returns. From the Closing Date through December 31, 2004, Seller will utilize commercially reasonable efforts to allow the Corporation and Subsidiaries to continue the use of the Microsoft Business Solutions - Great Plains accounting software. Seller shall prepare and cause to be filed at Seller’s expense all necessary 2003 tax returns and tax filings for the Corporation and the Subsidiaries not later than August 31, 2004.

5.2. Records and Documents. For seven (7) years following the Closing Date, each of the parties shall grant, or, if applicable, cause a Person under its control (a “Controlled Person”) to grant, to the other and their respective representatives, at each party’s request, access to and the right to make copies of those records and documents related to the Common Stock, the Corporation, the Subsidiaries or the Business, possession of which is retained by the other party or a Controlled Person, as may be necessary or useful for whatever reason after the Closing Date. If during such period any party, the Corporation or any Subsidiary (the “Disposing Party”) elects to dispose of such records the appropriate party hereto shall give or cause the Disposing Party to first give the other party sixty (60) days’ prior written notice thereof, during which period the other party shall have the right to take possession of such records. If any such party sells its interest in a Controlled Person, it shall impose this covenant upon the purchaser for the other party.

5.3. Assignment of Accounts Receivable. On June 30, 2004, the Corporation and each Subsidiary shall assign to Seller, free and clear of all liens and encumbrances, all of their respective rights, title and interest in and to all Accounts Receivable outstanding for over sixty days (the “Aged Receivables”) with the exception of the Accounts Receivable from Environmental Waste Technologies/Minerva Enterprises, Inc. Such assignment shall be effectuated in accordance with an Assignment Agreement in the form attached hereto as Exhibit 5.3 (the “Assignment Agreement”). Seller and Buyer shall cause the Corporation and each Subsidiary to fulfill its respective obligations under the Assignment Agreement.

5.4 Non-competition. Neither Seller nor any of its Affiliates shall, for a period of three (3) years after the Closing, Compete directly or indirectly with Buyer in any geographic

12

location where the Corporation or any of its Subsidiaries do Business. For purposes of this Agreement, Compete shall be defined as applying for or receiving any operating authority from the Interstate Commerce Commission or the United States Department of Transportation and operating in the transportation services business either by owning trucks or through a fleet of owner-operators signed on to Seller or an Affiliate. Neither Seller nor any of Seller’s Affiliates shall employ or offer employment to any employee listed on Exhibit 3.25 for a period of twelve (12) months from the Closing Date without Buyer’s prior written consent; provided that such employee is continuing to be compensated at a level at least equal to such employee’s compensation as of the Closing Date. For purposes of this Section 5.4, Buyer’s consent shall not be unreasonably withheld or delayed except with respect to the following employees in which case such consent may be withheld in the sole, unfettered discretion of Buyer: (i) Robert Houston, (ii) George Rimar; (iii) Lisa Bruce; (iv) Mike Williams; (v) Tracey McFarland; and (vi) Mary Delgado. The parties acknowledge that the Buyer and the Corporation and Subsidiaries would be irreparably injured by the breach of any of the covenants contained in this Section 5.4, and money damages alone would not be an appropriate measure of the harm to come from such continuing breach. Therefore, equitable relief, including specific performance of such provisions by injunction, would be an appropriate remedy for the breach of such provisions. Seller hereby agrees and consents, without limitation or election of remedies, and in addition to all other remedies at law and equity to which Buyer may be entitled, and without the posting of bond or other security, to the entry of a temporary restraining order without notice or hearing, to a preliminary injunction and permanent injunction, enjoining such violation.

5.5 Tax Matters.

(a) Section 338(h)(10) Tax Election. Seller agrees to cooperate with Buyer in all reasonable respects to enable the parties to elect to treat the sale of stock herein for federal income tax purposes as a purchase by Buyer of the Corporation’s and the Subsidiaries’ assets, and to allow the parties to make an election after Closing pursuant to Internal Revenue Code Section 338(h)(10) and any corresponding elections under state, local or foreign tax law accordingly (herein the “Tax Election”). Provided, however, that if in the sole determination by tax counsel for the Seller, the Tax Election will result in a negative tax impact to the Seller, then the Buyer shall be required either (1) to elect not to make the Tax Election; or (2) to pay over, indemnify, defend, and hold harmless the Seller from and against the monetary value of the negative tax impact of the Tax Election, the monetary value of such negative tax impact being determined by tax counsel for Seller in its sole discretion. The determination by tax counsel for the Seller as to whether the Tax Election will result in a negative tax impact and the amount thereof shall be made within Two Hundred Ten (210) days after Closing. In no event shall the Seller be required to make the Tax Election other than according to the requirements of this Paragraph. In the event that the parties make the Tax Election, then the Seller shall pay any tax (whether federal, state, local or foreign) on gains from this transaction and the Seller shall indemnify the Buyer from and against any claims arising from such tax on this transaction (except for any increase in tax as a result of the Tax Election being made, for which Buyer shall indemnify Seller as provided above). Furthermore, in the event that the Buyer files for said Tax Election, and if for any reason the Buyer ultimately receives no financial benefit as a result of such election, the Buyer shall have no claim of

13

any kind against the Seller in connection therewith, it being agreed by the parties that although the Seller has agreed to cooperate with the Buyer, the Seller shall have no liability resulting therefrom.

(b) Returns for Periods through Closing. The Seller shall include the income of the Corporation, including any deferred income triggered into income by Regulation §1.1502-13 and Regulation §1.1502-14 and any excess loss accounts taken into income under Regulation §1.1502-19, on the Seller’s consolidated federal income tax returns for all periods up to the date of Closing, and the Seller shall pay any federal income taxes attributable to such income. The Corporation and the Buyer shall furnish tax information to the Seller for inclusion in Seller’s federal consolidated income tax return for such period. The Seller will allow the Buyer a reasonable opportunity to review and comment upon such tax returns, including any amended returns, to the extent that they relate to the Corporation. The income of the Corporation will be apportioned to the period up to and including the date of Closing by closing the books as of the end of business on the date of Closing.

(c) Allocation of Purchase Price. In the event that the parties make the Tax Election, the parties agree that the Purchase Price and the liabilities of the Corporation and Subsidiaries, plus other relevant items, will be allocated to the assets of the Corporation and Subsidiaries for all purposes, including tax and financial accounting purposes, in a manner consistent with the fair market values set forth in the allocation schedule reasonably agreed upon by the parties. Buyer, Seller, the Corporation and Subsidiaries shall file all tax returns, including amended returns, claims for refund, and information reports, in a manner consistent with such values. If the Tax Election is made, Buyer will prepare and file (after providing Seller with not less than thirty (30) days to review and sign) all election forms relating to such Tax Election within the statutorily required time frames.

6. Conditions Precedent To Obligations Of The Buyer. Each and all of the obligations of the Buyer hereunder are subject to the conditions that, unless waived by Buyer, on or prior to the Closing Date:

6.1. Seller’s Compliance with Agreement. The Seller shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or upon the Closing Date.

6.2. No Pending Action. As of the Closing, no action or proceeding shall be instituted or threatened at any time prior to or as of the Closing Date before any court or other governmental body by any Person or public authority seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

6.3. Other Documents. The Seller shall have executed and delivered to Buyer such documents as counsel for Buyer shall reasonably request to carry out the purpose of this Agreement.

14

6.4 Financing. Buyer shall complete the financing arrangements by and between Buyer and its bank in order to enable Buyer to fund the purchase price and working capital requirements. Buyer shall use its best efforts to obtain such financing arrangements as expeditiously as possible.

6.5. Insurance. On the Closing Date, the Buyer shall have the ability to provide uninterrupted health insurance coverage for the employees listed on Exhibit 3.25 and shall have in place such other insurance coverage as is necessary for it to legally operate the Business.

Notwithstanding anything contained in this Agreement to the contrary, in the event the transactions contemplated by this Agreement are not consummated on or before July 31, 2004, because of the failure of the conditions set forth in Section 6.4 and 6.5 above, Seller shall have the right to terminate this Agreement at any time thereafter (but prior to the Closing) and shall thereafter have no further obligations or liability to Buyer.

7. Conditions Precedent To Obligations Of Seller. Each and all of the obligations of the Seller hereunder are subject to the conditions that, unless waived in writing, on or prior to the Closing Date:

7.1. Buyer’s Compliance With Agreement. The Buyer shall have performed and complied in all material respects with each and all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

7.2. No Pending Action. As of the Closing, no action or proceeding shall be instituted or threatened at any time prior to or as of the Closing Date before any court or other governmental body by any person or public authority seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

7.3. Promissory Note; Other Documents The Buyer, the Corporation and each Subsidiary (as the case may be) shall have delivered to Seller the duly executed Promissory Note, Security Agreement, Assignment Agreement and such other documents and instruments as Seller shall reasonably request to carry out the purpose of this Agreement.

8. Indemnification.

8.1. Seller’s Indemnity. The Seller shall indemnify, defend (subject to the provisions of Section 8.3) and hold the Buyer harmless from and against and in respect of any and all liabilities, losses, damages (including but not limited to court costs, reasonable attorneys’ fees, interest expense and amounts paid in settlement or compromise), claims, costs and expenses to the extent arising out of or due to a breach of any representation, warranty or covenant of the Seller contained in this Agreement, all of which shall survive Closing, or any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

15

8.2. Limitation of Obligations. Seller shall have no obligation under this Section 8, (i) unless notice of a claim for indemnity in respect of any matter has been given to Seller on or before the date which is two (2) years after the Closing Date and (ii) until the aggregate of all claims for which Seller is responsible under this Section 8 exceeds $100,000 (the “Basket Limitation”); provided, however, that if Seller is responsible for indemnification to Buyer hereunder in no event shall such liability exceed $500,000 in the aggregate unless such indemnification is a result of actual fraud resulting from willful or intentional misrepresentation. The parties acknowledge that if the Basket Limitation is exceeded, Seller shall only be liable for the claims in excess of the Basket Limitation up to the maximum amount for which Seller is required to indemnify Buyer hereunder.

8.3. Notice; Defense.

(a) Within a reasonable period after the receipt by Buyer of (i) any claim or (ii) the commencement of any action or proceeding, Buyer will give Seller written notice of such claim or the commencement of such action or proceeding and shall permit the Seller to assume the defense of any such claim or any litigation resulting from such claim utilizing counsel acceptable to the Buyer.

(b) If the Seller assumes the defense of any such claim or litigation resulting therefrom, the obligations of Seller as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Buyer harmless from and against all losses, damages, and liabilities caused by or arising out of any settlement or any judgment in connection with such claim or litigation resulting therefrom. The Buyer shall cooperate, and assist, with the Seller, at the Buyer’s sole cost and expense, in defending any such claim. The Buyer may participate, at its expense, in the defense of such claim or litigation provided that the Seller shall direct and control the defense of such claim or litigation. The Buyer shall cooperate and make available all books and records reasonably necessary and useful in connection with the defense. The Seller shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement, except with the written consent of the Buyer, which consent shall not be unreasonably withheld or delayed.

(c) If the Seller shall not assume the defense of any such claim or litigation resulting therefrom, the Buyer may defend against such claim or litigation in such manner as it may deem appropriate and the Buyer may settle such claim or litigation on such terms as it may deem appropriate, and subject to the qualifications and limitations of Section 8.2 (collectively the “8.2 Provisions”) the Seller shall promptly reimburse the Buyer for the amount of all expenses, legal or otherwise, incurred by the Buyer in connection with the defense against or settlement of such claims or litigation. If no settlement of such claim or litigation is made, the Seller shall, subject to the 8.2 Provisions, promptly reimburse the Buyer for all expenses, legal or otherwise, incurred by the Buyer in the defense against such claim or litigation, as such expenses are incurred and for the amount of any judgment rendered with respect to such claim or in such litigation.

16

8.4. Disclosure. If at or prior to the Closing Date any party hereto knows of any information with respect to the other party indicating that a breach of this Agreement, or any other agreement, certificate or other written statement contemplated hereby, has occurred, or that any representation or warranty contained in this Agreement, or in any Appendix, Exhibit, certificate or other written statement or agreement delivered pursuant to this Agreement, or in connection with the transactions contemplated hereby, is inaccurate, incorrect or incomplete, or fails to state a material fact necessary in order to make the statements and information contained herein or therein misleading, such party shall promptly notify in writing all other parties to this Agreement; and if such party fails to give notice when such party knew of such breach or inaccuracy, then such party shall have no recourse to and shall waive all rights under the remedies provided for such breach or inaccuracy under this Agreement or under law.

9. Brokerage. Each of the parties represents and warrants to the other that they have not engaged any Person which are owed or may be owed a brokerage commission, finder’s fee, counseling or advisory fee, or like payment in connection with the transactions contemplated by this Agreement and will pay the same, the 8.2 Provisions to the contrary notwithstanding.

10. Documents Delivered by Seller. At the Closing Seller shall deliver to Buyer each and all of the following:

a.	Powers of Attorney for transfer of stock certificates;

b.	Corporate Minute Books and Stock Record Books for the Corporation and each Subsidiary;

c.	Subject to the exceptions set forth on Appendix II, Certificates of Good Standing for the Corporation and each Subsidiary from the State of incorporation and evidence of good standing from each State and Canadian Province where the Corporation or Subsidiary is licensed to do business;

d.	Incumbency and Specimen Signature Certificates;

e.	Copies of the Articles of Incorporation and By-Laws certified by the Secretary of the Corporation and each Subsidiary;

f.	A copy certified by the Secretary of the Seller of the duly adopted resolutions of the Seller’s Board of Directors approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

g.	General releases by each officer and director of the Corporation and each Subsidiary of any claim that they have or may have against the Corporation or Subsidiary in such capacity arising prior to the Closing; and

h.	Any necessary resignations of officers and directors of the Corporation and each Subsidiary.

11. Documents Delivered by Buyer. At the Closing Buyer shall deliver to Seller each and all of the following:

a.	A copy certified by the Secretary of the Buyer of the duly adopted resolutions of the Buyer’s Board of Directors approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

17

b.	$3,000,000 cash;

c.	The Buyer’s Promissory Note in the face amount of $1,000,000;

d.	The Security Agreement; and

e.	The Assignment Agreement.

12. Notices. All approvals, consents, notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered in person, or on the third business day after mailing, if mailed, by registered or certified mail, postage prepaid, return receipt requested:

To the Seller:

Avalon Holdings Corporation

One American Way

Warren, Ohio 44484-5555

Attn: Ronald E. Klingle, Chairman

With a copy to:

Avalon Holdings Corporation

One American Way

Warren, Ohio 44484-5555

Attn: General Counsel

To the Buyer:

BMC International, Inc.

Attention: Jerry L. Stoneburner, Chairman

41738 Easterly Drive

Columbiana, Ohio 44408

With a copy to:

Roth, Blair, Roberts, Strasfeld & Lodge, L.P.A.

600 City Centre One

Youngstown, Ohio 44503

Attn: Daniel B. Roth, Esquire

or to such other address or to such other person as the Seller or the Buyer shall have last designated by notice to the other parties.

13. Modification. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

14. Nature and Survival of Representations. All statements contained in any certificate or other instrument delivered by or on behalf of the Buyer or the Seller pursuant to this Agreement

18

or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Buyer and the Seller hereunder. All representations and warranties and agreements made by the parties hereto in this Agreement or pursuant hereto shall survive in accordance with the following:

(a) Sections 3.1, Authority; the first sentence of 3.2, Validity; 3.3, Ownership of Common Stock; 3.4, Due Organization; Qualification; 3.5, Capitalization of the Corporation and 3.6, Subsidiaries of the Corporation shall survive indefinitely.

(b) All other representations and warranties shall survive for two (2) years.

15. Parties. Nothing contained in this Agreement is intended or shall be construed to give any Person or corporation, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and for the benefit of no other Person or corporation. This Agreement shall be binding upon and inure to the benefit of the undersigned and their respective heirs, personal representatives, successors and permitted assigns.

16. Access. At all times prior to the Closing, but after disclosure of the Agreement to the public, the Corporation, the Subsidiaries and the Seller shall give to Buyer and to Buyer’s employees and representatives (including accountants, actuaries, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties, books, tax returns, contracts, commitments, records, officers and employees of the Corporation and the Subsidiaries. The Corporation and the Subsidiaries and the Seller shall furnish to the Buyer all such documents and copies of documents and all information with respect to the properties, liabilities and affairs of the Corporation and the Subsidiaries as the Buyer may reasonably request.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of law thereof.

18. Assignment. This Agreement may not be assigned by the Buyer except to another entity owned or controlled by Jerry L. Stoneburner and/or Lee Stoneburner. This Agreement other than the right to receive money shall not be assignable by the Seller.

19. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

20. Publicity. Prior to the Closing Date, neither party shall release any publicity regarding any of the transactions contemplated by this Agreement without the prior written consent of the other party, except as otherwise required by law or regulation, which consent shall not be unreasonably withheld or delayed.

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21. Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision thereof. Reference to numbered “Sections” and “Exhibits” refer to sections of this Agreement and Exhibits annexed hereto.

22. Attorneys’ Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in this action, in addition to any other relief to which it may be entitled.

23. Further Assurances. The Seller and the Buyer hereby agree to take any and all actions and to execute and deliver at any time and from time to time prior to or after the Closing Date such other documents and instruments as may reasonably be required to effectuate the transactions contemplated hereby.

IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed as of the day and year first written above.

SELLER:
AVALON HOLDINGS CORPORATION

By:	/s/ Ronald E. Klingle

Its:	CEO

BUYER:
BMC INTERNATIONAL, INC.

By:	/s/ Jerry L. Stoneburner

Its:	Chairman

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Pg. 1

Appendix I

DartAmericA, Inc. & Subsidiaries

Authority to Transact Business

Dart Trucking Company, Inc.

California

Idaho

Illinois

Indiana

Iowa

Kentucky

Maine

Maryland

Massachusetts

Minnesota

New Hampshire

New Jersey

New York

North Carolina

Ohio

Pennsylvania

Rhode Island

South Carolina

Texas

Vermont

West Virginia

Wisconsin

Alberta, Canada

Dart Services, Inc.

Massachusetts

Ohio

Pennsylvania

TRB National Systems, Inc.

Ohio

Pg. 2

Appendix I

DartAmericA, Inc. & Subsidiaries

Sales Tax Permits and Business Licenses

	Dart Trucking		Dart Services
State	Description	Account No.	Description	Account No.
California	Sales Tax	30-699564
Connecticut	Sales Tax	9678038-000
Delaware	Business License	1995113835
District of Columbia	Sales Tax	350000050749

Idaho	Sales Tax	000221855-s
Illinois	Sales Tax	1808-7728
Indiana	Sales Tax	001735446
Iowa	Sales Tax	2-00-129614
Kentucky	Sales Tax	114891
Maine	Sales Tax	1044476
Maryland	Sales Tax	03454453
Massachusetts	Sales Tax	340963564
Michigan	Sales Tax	34-0963564
Minnesota	Sales Tax	1275481
New Jersey	Sales Tax	340963564
New York	Sales Tax	340963564	Sales Tax	341503652
Ohio	Sales Tax	90003580	Sales Tax	90003579
Pennsylvania	Sales Tax	97-560228
Rhode Island	Sales Tax	340963564
Vermont	Sales Tax	450-340963564-F-1
Virginia	Sales Tax	001047117-6
West Virginia	Sales Tax	340963564
Wisconsin	Sales Tax	004000063920101

Pg. 3

Appendix I

DartAmericA, Inc. & Subsidiaries

Operating Authorities and Licenses

Interstate Commerce Commission Authorities

Dart Trucking Company, Inc. - Canfield, OH -	MC # 121420	Sub 25 (A)	Common Carrier	Active
(Common Carrier Authority)		Sub 27	Contract Carrier	Active

Dart Trucking Company, Inc. - Canfield, OH	MC # 121420	Sub 25 (B)		Inactive
(Broker Authority)

Dart Trucking Company, Inc. - Canfield, OH	MC # 121420	(p)-Permit	License pending	Active
(Household Goods Authority)

Dart Services, Inc. - Canfield, OH	MC # 203240			Active
(Broker Authority)

Dart Services, Inc. - Canfield, OH	MC # 203240	(b)	Licensed	Active
(Broker Authority for Household Goods)

Seaway Transportation, Inc. - Canfield, OH	MC # 121298
(Common and Contract Authority)			Common/Contract	Inactive

TRB National Systems - Canfield, OH	MC # 193791		Common/Contract	Active

Interstate Commerce Commission - Lease and Interchange of Vehicle Authority

Ex Parte NO - MC43

Dart Trucking Company, Inc., (MC-121420) TRB National Systems, Inc., (MC - 193791), Seaway Transportation (MC # 121298), Dart Transportation Management, Inc. (MC # - 177055), and Dart Services, Inc., (MC # 203240)

*	Note - Dart Transportation Management, Inc. no longer exists.

United States Department of Transportation - US DOT Numbers

Dart Trucking Company, Inc.	USDOT #	124009	Active

Seaway Transportation, Inc.	USDOT #	324791	Inactive

United States Department of Transportation

Dart Trucking Company, Inc.	Reg. # 030303 006 011L	Expires 06/30/04
Hazardous Materials Certificate of Registration

State of Ohio - EPA ID #

Dart Trucking Company, Inc.	EPA ID # OHD009865825

Canadian Province Authorities

Dart Trucking Company, Inc.

Alberta		Provincial ID	C2114
Ontario		Provincial ID	A820726
Quebec	Intra	Provincial ID	M308372
Quebec		Provincial ID	10-0831-2792-000

Pg. 4

Appendix I

DartAmericA, Inc. & Subsidiaries

State Fuel Permits and Transporter ID#’s

Dart Trucking Company, Inc.

State	Permit #	Expiration Date	Transporter ID
Ohio International Fuel Tax Agreement		12/31/2004	OH 34096356401

States Included - AL, AR, CA, CO, CT, GA, IA, ID, IL, IN, KS, KY, LA, MO, MA, ME, MI, MN, MS, MT, NC, ND, NE, NH, NM, NY, OH, OK, RI, SC, SD, TN, TX, UT, VA, WA, WI, WV

California	Intra 30-663125	N/A
California	Interstate D1 HQ 57-802150	N/A

Indiana	Intrastate for Haz Hauling	12/31/2004
US DOT # 124009

New Mexico	477281	12/31/2004

New York	Case T-10333	N/A

Washington	CC-57372	N/A

Wyoming	M-115029	N/A

Texas	005790686C	05/31/2004

Pg. 5

Appendix I

DartAmericA, Inc. & Subsidiaries

Transportation Permits

Dart Trucking Company, Inc.

STATE	PERMIT NO.	EXPIRATION DATE	DATE ISSUED
ALABAMA	OHD009865825	04/11/2007	04/11/2004
ALASKA	N/A	N/A
ALLEGHENY CTY,PA	N/A	04/30/2005	04/29/2004
ARIZONA	6036	03/01/2005	03/01/2004
ARKANSAS	H-205	02/21/2005	02/21/2004
CALIFORNIA	1944	04/30/2005	04/26/2004
CALIFORNIA-HWY PATROL	90463	07/31/2004	06/12/2003
COLORADO	HMP 00888	10/18/2004	09/17/2003
CONNECTICUT	CT-HW-281	06/30/2005	05/23/2001
DELAWARE	DE-HW-169	09/30/2006	07/15/1999
DELAWARE	DE-SW-0169	09/30/2006	07/15/1999
FLORIDA	REGISTERED	09/01/2004	09/12/2003
FLORIDA LOW LWVEL RAD	N/A	12/31/2004	11/23/2003
FLA/DADE COUNTY	N/A LIQUID	03/31/2005	03/26/2004
FLA/BROWARD COUNTY	WT-04-0006	04/30/2006	01/22/2004
GEORGIA	REGISTERED	08/12/2004	08/14/2003
IDAHO	50519-8	12/31/2004
ILLINOIS	UPW-0124009-OH	10/01/2004	07/31/2003
INDIANA	N/A	N/A
INDIANA-INTRASTATE	N/A	N/A
IOWA	N/A	N/A
KANSAS	OHD009865825	12/31/2004	11/24/2003
KENTUCKY	OHD009865825	NONE	08/15/1996
LOUISIANA	9724H	NONE
MAINE	321	06/21/2005	04/08/2004
MAINE/NON HAZ	N/A	N/A
MARYLAND	HWH382	05/31/2005	06/01/2004
MASSACHUSETTS	297	12/31/2004	04/20/2001
MICHIGAN	UPW-0124009-OH	10/01/2004	07/31/2003
MINNESOTA	UPW-0124009-OH	10/01/2004	07/31/2003
MISSISSIPPI	N/A	N/A
MISSOURI	H1459	12/14/2004	10/20/2003
MONTANA	N/A	N/A
NEBRASKA	N/A	N/A
NEVADA	UPW-0124009-OH	10/01/2004	07/31/2003
NEW HAMPSHIRE	TNH-0121	06/30/2005	04/26/2004

Pg. 6

Appendix I

STATE	PERMIT NO.	EXPIRATION DATE	DATE ISSUED
NEW JERSEY	DEP S8796 HAZARDOUS	06/30/2005	07/01/2003
NEW JERSEY	DEP 16853 SOLID	06/30/2005	07/01/2003
NEW MEXICO	477281	09/16/2004	09/17/2003
NEW YORK	OH-047	12/31/2004	01/01/2004
NEW YORK HUT/TMT	CAB CARD	N/A
NORTH CAROLINA	N/A	N/A
NORTH DAKOTA	WH-353- SOLID WASTE	09/18/2008	09/18/1998
OHIO/HAZ	UPW-0124009-OH	10/01/2004	07/31/2003
OHIO (INFECTIOUS WASTE)	50-T-00143	05/14/2005	05/15/2004
OHIO - IFTA/FUEL	N/A	12/31/2004
OHIO PUCO	RS3	12/31/2004	10/14/2003
OHIO PUCO	INTRASTATE	07/14/2005
OHIO SCRAP TIRE	N/A	04/30/2005	04/12/2004
OH-MAHONING COUNTY	55 SOLID WASTE
OKLAHOMA	UPW-0124009-OH	10/01/2004	07/31/2003
OREGON	940H1044	N/A
PENNSYLVANIA/HAZ	AH-0219	02/28/2005	07/23/2001
PA-ACT 90/SOLID WASTE	N/A
RHODE ISLAND	536	06/30/2005	06/09/2004
SOUTH CAROLINA	OHD009865825	02/04/2007	02/04/2004
SOUTH DAKOTA	N/A	N/A
TENNESSEE	OHD009865825	03/01/2005	02/06/2004
TEXAS	40613	NONE	09/28/1984
TEXAS-USED OIL FILTER	TNRCC#A85549	12/31/2005	01/05/2004
UTAH	N/A	N/A
VERMONT	OHD009865825	06/30/2005	06/27/2004
VIRGINIA	OHD0098658251	12/8/12	12/02/2002
WASHINGTON	N/A	N/A
WASHINGTON/INTRA STATE	CC-57372
WASHINGTON D.C.	N/A	N/A
WEST VIRGINA	UPW-0124009-OH	10/01/2004	07/31/2003
WISCONSIN	11400	09/30/2004	10/01/2003
WYOMING	N/A	N/A
ONTARIO	A820726	NONE
QUEBEC/INTRA	M308372	03/16/2005	02/08/2003
QUEBEC	10-0831-2792-000	N/A
ALBERTA	C2114	N/A

Appendix II

Subsidiaries

DARTAMERICA, INC. SUBSIDIARY LIST

COMPANY	PARENT	NUMBER OF SHARES	CERTIFICATE NUMBER	PERCENT OWNERSHIP
Dart Trucking Company, Inc.	DartAmericA, Inc.	100	1	100%
Seaway Transportation, Inc.	DartAmericA, Inc.	5	1	100%
TRB National Systems, Inc.	DartAmericA, Inc.	5	2	100%
Dartway, Inc.	DartAmericA, Inc.	100	N/A	100%
Dart Associates, Inc.	DartAmericA, Inc.	9	N/A	90%
Dart Services, Inc.	Dart Trucking Company, Inc.	20	1	100%

Exhibit 2.4

Buyer’s Promissory Note

•	To be furnished

•	Cognovit Term Note

•	Term: 60 months – payable in interest only installments for 6 months, then, regular monthly installments of principal and interest.

•	Interest rate: 6.875% fixed

•	Cross-default provision in the event of default under bank financing.

•	All other terms shall be consistent with the bank’s promissory note(s).

•	Loan documents to be satisfactory in form and content to the bank, Seller and Buyer.

Exhibit 2.4(a)

Security Agreement

•	To be furnished

•	Personal guarantees of Jerry L. Stoneburner, Lee W. Stoneburner and James A. Nulf, Jr.

•	Guarantees of the Corporation and Subsidiaries as necessary or appropriate.

•	Second lien position on collateral on the same terms as bank financing subject to subordination of lien position to the bank.

•	Loan documents to be satisfactory in form and content to the bank, Seller and Buyer.

Exhibit 3.4

Dartway, Inc. Corporate Number C1403366 was originally incorporated on March 31, 1987 in the State of California as Soda Transportation Systems, Inc. On March 3, 1988 Soda Transportation Systems, Inc. amended its Articles of Incorporation to change its name to Dartway, Inc. Dartway, Inc.’s current status with the California Secretary of State’s office is “suspended”.

Exhibit 3.6

On January 16, 1990, American Waste Services, Inc. (Avalon Holdings Corporation’s former parent company) purchased all of the issued and outstanding shares of DartAmericA, Inc. Closing documents indicate that Dart Associates, Inc. (f/k/a Kogar, Inc.) had 10 shares of stock authorized and issued. DartAmericA, Inc. owned 9 of those shares and Thomas Moran owned 1 share.

The last entry in the Dart Associates, Inc. Corporate Book was on April 3, 1989. Dart Associates, Inc. has not appointed any directors or officers since DartAmericA, Inc. was purchased by American Waste Services, Inc., nor has it transacted any business of any kind. Mr. Moran has never contacted anyone at DartAmericA, Inc. or any of its Subsidiaries regarding his 10% ownership of Dart Associates, Inc.

Dart Associates, Inc., charter number 711386, is still an active corporation in good standing in the State of Ohio.

Subject to the provisions of Section 8 of the Agreement, Seller shall indemnify Buyer for any liabilities arising from claims by Thomas Moran, his heirs, executors, administrators and assigns relating to his ownership of Dart Associates, Inc.

Pg. 1

Exhibit 3.7

Dart Trucking Company, Inc.

Fixed Asset Disposal Report

Asset No.	Description	Class	In-Service Date	Disposal Date	Acquired Value	Current Accumulated Depreciation	Net Proceeds
000970 000 970	Awsome C	AW	06/01/96	04/30/04	29784.00	0.00	12987.00

Class: AW			Count= 1		29784.00	0.00	12987.00

000132 000 132	MOBILE T	LH	01/01/90	04/01/04	5375.30	5375.30	0.00
000162 000 162	ADDITION	LH	01/01/90	04/01/04	7481.55	7481.55	0.00
000164 000 164	AIR COND	LH	01/01/90	04/01/04	1065.99	1065.99	0.00
000197 000 197	DARTAMER	LH	01/01/90	04/01/04	385.87	385.87	0.00
000523 000 523	OUTSIDE	LH	12/13/91	04/01/04	4523.48	4523.48	0.00
000537 000 537	PARKING	LH	05/22/92	04/01/04	25625.00	25625.00	0.00
000538 000 538	WOOD FEN	LH	06/08/92	04/01/04	6996.85	6996.85	0.00
000543 000 543	BUILDING	LH	04/30/92	04/01/04	9245.24	9245.24	0.00
000837 000 837	AIR COND	LH	08/21/96	04/01/04	4200.00	3185.00	1015.00
000838 000 838	PARKING	LH	08/29/96	04/01/04	2900.00	2900.00	0.00
000935 000 935	ELECTRIC	LH	07/25/95	04/01/04	2902.67	2515.68	0.00
001288 000 1288	Truck Bl	LH	01/01/98	04/01/04	6030.00	3768.75	2261.25
001356 000 1356	Spray Po	LH	09/22/98	04/01/04	18085.00	9946.76	8138.23
001450 000 1450	CANFIELD	LH	03/01/99	04/01/04	22947.14	11664.77	11282.36
001488 000	Install	LH	04/13/99	04/01/04	5549.31	711.45	4837.86
001692 000	PAVING	LH	11/18/99	04/01/04	2250.00	1950.00	300.00
002497 000 2497	Luxaire	LH	06/29/02	04/01/04	1750.00	153.12	1596.87

Class: LH			Count= 17		127313.40	97494.81	29431.57

000799 000 E310004	ROLLOFF	RB	06/06/96	04/07/04	5090.40	5090.40	1175.00
000800 000 E310001	ROLLOFF	RB	06/06/96	04/07/04	5090.40	5090.40	1175.00
000801 000 E310002	ROLLOFF	RB	06/06/96	04/07/04	5090.40	5090.40	1175.00
000802 000 E310005	ROLLOFF	RB	06/06/96	04/07/04	5090.40	5090.40	1175.00
000804 000 E110011	ROLLOFF	RB	06/06/96	04/07/04	4288.51	4288.51	1175.00
000805 000 E110010	ROLLOFF	RB	06/06/96	04/07/04	4288.51	4288.51	1175.00
000806 000 E110009	ROLLOFF	RB	06/06/96	04/07/04	4288.51	4288.51	1175.00
000810 000 E110007	ROLLOFF	RB	06/06/96	04/07/04	4288.51	4288.51	1175.00
000811 000 E110012	ROLLOFF	RB	06/06/96	04/07/04	4288.51	4288.51	1175.00
000812 000 E110018	ROLLOFF	RB	06/06/96	04/07/04	4288.51	4288.51	1175.00
000815 000 E110022	ROLLOFF	RB	06/06/96	04/07/04	4288.51	4288.51	1175.00
001182 000 E303010	30 YD 22	RB	08/09/97	04/15/04	3175.00	3175.00	1500.00
001185 000 E303013	30 YD 22	RB	08/23/97	04/15/04	3175.00	3175.00	1500.00
001198 000 E303021	30 YD 22	RB	09/05/97	04/15/04	3175.00	3175.00	1500.00
001199 000 E303019	30 YD 22	RB	09/05/97	04/19/04	3175.00	3175.00	1500.00
001208 000 E303030	30 YD 22	RB	09/26/97	04/15/04	3175.00	3175.00	1500.00
001465 000	20 YARD	RB	03/05/99	04/07/04	2975.00	2975.00	1175.00
001625 000	20 YD RO	RB	09/08/99	04/19/04	3035.00	2832.66	1000.00
001626 000	20 YD RO	RB	09/08/99	04/19/04	3035.00	2832.66	1000.00
001627 000	20 YD RO	RB	09/08/99	04/20/04	3035.00	2832.66	1200.00
001628 000	20 YD RO	RB	09/08/99	04/20/04	3035.00	2832.66	1200.00
001629 000	ROLLOFF	RB	09/17/99	04/20/04	2623.50	2404.88	1200.00
001630 000	ROLLOFF	RB	09/17/99	04/20/04	2623.50	2404.88	1200.00
001631 000	ROLLOFF	RB	09/17/99	04/20/04	2623.50	2404.88	1200.00
001632 000	ROLLOFF	RB	09/17/99	04/20/04	2623.50	2404.88	1200.00
001633 000	ROLLOFF	RB	09/17/99	04/20/04	2623.50	2404.88	1200.00
001634 000	20 YD RO	RB	09/01/99	04/15/04	3035.00	2782.08	1500.00
001635 000	20 YD RO	RB	09/01/99	04/15/04	3035.00	2782.08	1500.00
001636 000	20 YD RO	RB	09/01/99	04/19/04	3035.00	2832.66	1000.00
001637 000	20 YD RO	RB	09/01/99	04/19/04	3035.00	2832.66	1000.00
001652 000	20 YARD	RB	10/12/99	04/20/04	3153.50	2890.71	1200.00
001653 000	20 YARD	RB	10/28/99	04/20/04	3153.50	2838.16	1200.00
001654 000	20 YARD	RB	10/28/99	04/20/04	3153.50	2838.16	1200.00
001655 000	20 YARD	RB	10/28/99	04/20/04	3153.50	2838.16	1200.00
001656 000	20 YARD	RB	10/28/99	04/20/04	3153.50	2838.16	1200.00
001657 000	30 YARD	RB	10/26/99	04/16/04	3610.00	3249.00	1700.00
001658 000	30 YARD	RB	10/26/99	04/16/04	3610.00	3249.00	1700.00
001659 000	30 YARD	RB	10/26/99	04/19/04	3610.00	3249.00	1500.00

Pg. 2

Exhibit 3.7

Dart Trucking Company, Inc.

Fixed Asset Disposal Report

Asset No.	Description	Class	In-Service Date	Disposal Date	Acquired Value	Current Accumulated Depreciation	Net Proceeds
001706 000	20 YD BO	RB	11/12/99	04/13/04	3035.00	2234.08	1181.90
001707 000	20 YD BO	RB	11/12/99	04/13/04	3035.00	2234.08	1181.81
001708 000	20 YD BO	RB	11/12/99	04/13/04	3035.00	2234.08	1181.81
001709 000	20 YD BO	RB	11/12/99	04/13/04	3035.00	2234.08	1181.81
001710 000	20 YD BO	RB	11/12/99	04/13/04	3035.00	2234.08	1181.81
001711 000	20 YD BO	RB	11/12/99	04/13/04	3035.00	2234.08	1181.81
001714 000	20 YD BO	RB	11/19/99	04/13/04	3035.00	2493.26	1181.81
001715 000	20 YD BO	RB	11/19/99	04/13/04	3035.00	2493.26	1181.81
001716 000	20 YD BO	RB	11/30/99	04/27/04	3035.00	2493.26	1000.00
001717 000	20 YD BO	RB	11/30/99	04/15/04	3035.00	2493.26	1200.00
001718 000	20 YD BO	RB	11/22/99	04/13/04	2975.00	2443.98	1181.81
001719 000	20 YD BO	RB	11/22/99	04/13/04	2975.00	2443.98	1181.81
001720 000	20 YD BO	RB	11/22/99	04/27/04	2975.00	2443.98	1000.00
001721 000	20 YD BO	RB	11/22/99	04/27/04	2975.00	2443.98	1000.00
001722 000	20 YD BO	RB	11/10/99	04/20/04	2975.00	2443.98	1200.00
001723 000	20 YD BO	RB	11/10/99	04/20/04	2975.00	2443.98	1200.00
001724 000	20 YD BO	RB	11/10/99	04/20/04	2975.00	2443.98	1200.00
001725 000	20 YD BO	RB	11/10/99	04/13/04	2975.00	2443.98	1181.81
001740 000	30 YD RO	RB	12/20/99	04/30/04	3683.50	3192.37	1200.00
001741 000	30 YD RO	RB	12/20/99	04/14/04	3683.50	3130.97	1200.00
001742 000	30 YD RO	RB	12/20/99	04/14/04	3683.50	3130.97	1200.00
001743 000	30 YD RO	RB	12/20/99	04/14/04	3683.50	3130.97	1200.00
001749 000	20 YD RO	RB	12/10/99	04/15/04	3178.50	2754.70	1200.00
001751 000	30 YD RO	RB	12/10/99	04/15/04	3678.50	3021.90	1200.00
001752 000	30 YD RO	RB	12/10/99	04/15/04	3678.50	3021.90	1200.00
001753 000	30 YD RO	RB	12/10/99	04/15/04	3678.50	3021.90	1200.00
001754 000	30 YD RO	RB	12/10/99	04/15/04	3678.50	3021.90	1200.00
001790 000	20 YD RO	RB	02/17/00	04/07/04	3035.00	2478.58	1175.00
001791 000	20 YD RO	RB	02/17/00	04/07/04	3035.00	2478.58	1175.00
001792 000	20 YD RO	RB	02/17/00	04/07/04	3035.00	2478.58	1175.00
001793 000	20 YD RO	RB	02/17/00	04/06/04	3035.00	2478.58	1200.00
001794 000	20 YD RO	RB	02/17/00	04/06/04	3035.00	2478.58	1200.00
001795 000	20 YD RO	RB	02/17/00	04/06/04	3035.00	2478.58	1200.00
001796 000	20 YD RO	RB	02/17/00	04/06/04	3035.00	2478.58	1200.00

Class: RB			Count= 75		252373.18	225823.23	91400.00

001558 000 B61	Pioneer	T1	06/01/99	04/21/04	3406.00	3406.00	0.00
001841 000 B61	REPAIRS	T1	04/01/00	04/21/04	7539.15	7539.15	0.00
001855 000 B61	NEW ENGI	T1	05/01/00	04/15/04	1812.85	1812.85	0.00

Class: T1			Count= 3		12758.00	12758.00	0.00

001136 000 B70	1997 MAC	T2	05/06/97	04/30/04	103890.00	72723.00	48000.00
001426 000 B61	Premier	T2	12/01/98	04/15/04	91562.50	48833.33	55000.00
001638 000 B62	KENWORTH	T2	09/01/99	04/30/04	85500.00	57000.02	70000.00

Class: T2			Count= 3		280952.50	178556.35	173000.00

000632 000 D129	88 TIBRO	TD	04/02/94	04/30/04	8573.28	8573.28	13000.00
000989 000 D13	1994 TIE	TD	03/03/97	04/20/04	24000.00	19100.00	10000.00

Class: TD			Count= 2		32573.28	27673.28	23000.00

001070 000 F20	1986 FRU	TF	03/10/95	04/28/04	1.00	1.00	3500.00

Class: TF			Count= 1		1.00	1.00	3500.00

Pg. 3

Exhibit 3.7

Dart Trucking Company, Inc.

Fixed Asset Disposal Report

Asset No.	Description	Class	In-Service Date	Disposal Date	Acquired Value	Current Accumulated Depreciation	Net Proceeds
000448 000 R512	1993 R/O	TR	03/01/96	04/30/04	35977.52	35977.52	12000.00
000451 000 R511	1993 R/O	TR	03/01/96	04/30/04	36393.97	36393.97	12000.00
000818 000 R41	1997 TRA	TR	06/18/96	04/30/04	9010.00	9010.00	4000.00
000820 000 R40	1997 CHE	TR	06/18/96	04/30/04	5740.00	5740.00	4000.00
000823 000 R29	96 BENLE	TR	06/01/96	04/30/04	52202.00	41326.59	20000.00
000824 000 R30	96 BENLE	TR	06/01/96	04/30/04	52202.00	41326.59	20000.00
000826 000 R32	96 BENLE	TR	06/01/96	04/30/04	52202.00	41326.59	20000.00
001307 000 R616	1992 BEN	TR	02/18/98	04/15/04	25000.00	25000.00	11000.00
001308 000 R615	1994 BEN	TR	02/18/98	04/30/04	32000.00	24931.71	11000.00
001447 000 R37	1994 BEN	TR	02/26/99	04/30/04	32000.00	32000.00	18500.00
001448 000 R38	1995 BEN	TR	02/26/99	04/30/04	30000.00	25833.34	15000.00

Class: TR			Count= 11		362727.49	318866.31	147500.00

002494 000 W126	1987 STE	TW	05/01/02	04/22/04	0.00	0.00	6500.00
002680 000 W132	WALKING	TW	12/31/02	04/30/04	13000.00	3466.67	13000.00
002753 000 W835	side rol	TW	08/30/03	04/30/04	1100.00	366.66	0.00
002772 000 W835	WALKING	TW	04/30/04	04/30/04	7300.00	0.00	18000.00
002773 000 W836	WALKING	TW	04/30/04	04/30/04	7300.00	0.00	18000.00

Class: TW			Count= 5		28700.00	3833.33	55500.00

000101 000 E788	ROLLOFF	RB	03/01/96	05/01/04	1556.46	1556.46	350.00
000103 000 E835	ROLLOFF	RB	03/01/96	05/01/04	1556.46	1556.46	350.00
000105 000 E781	ROLLOFF	RB	03/01/96	05/01/04	1556.46	1556.46	350.00
000106 000 E1073	ROLLOFF	RB	03/01/96	05/06/04	1556.46	1556.46	1275.00
000107 000 E1041	ROLLOFF	RB	03/01/96	05/06/04	1556.46	1556.46	1275.00
000110 000 E1052	ROLLOFF	RB	03/01/96	05/06/04	1556.46	1556.46	1275.00
000113 000 E895	ROLLOFF	RB	03/01/96	05/06/04	1556.46	1556.46	1275.00
001797 000	20 YD RO	RB	02/17/00	05/04/04	3035.00	2529.16	1200.00
001798 000	20 YD RO	RB	02/17/00	05/04/04	3035.00	2529.16	1200.00
001799 000	20 YD RO	RB	02/17/00	05/04/04	3035.00	2529.16	1200.00
001800 000	20 YD RO	RB	02/17/00	05/04/04	3035.00	2529.16	1200.00

Class: RB			Count= 11		23035.22	21011.86	10950.00

000041 000 D78	REPAIR 7	TD	01/01/90	05/01/04	2305.66	2305.66	0.00
000658 000 D77	REPLACE	TD	08/05/94	05/01/04	2564.95	2564.95	6500.00
000669 000 D122	INSTALL	TD	09/23/94	05/01/04	7973.20	7973.20	0.00
000697 000 D112	INSTALL	TD	11/07/94	05/01/04	1385.96	1385.96	0.00
000726 000 D129	MAJOR OV	TD	01/20/95	05/01/04	6275.67	6275.67	0.00
000847 000 D127	MAJOR DU	TD	08/01/96	05/01/04	3581.24	3581.24	0.00
000933 000 D111	OVERHAUL	TD	09/29/95	05/01/04	6793.00	6793.00	0.00
001165 000 D112	DUMP TRA	TD	07/05/97	05/01/04	6200.00	6200.00	6500.00
001249 000 D78	REMOVE &	TD	11/01/97	05/01/04	2587.20	2587.20	0.00
001858 000 D204	CYLINDER	TD	05/01/00	05/01/04	1600.04	1600.04	0.00
002331 000 D01	DUMP TAR	TD	12/31/01	05/01/04	2460.00	2460.00	0.00

Class: TD			Count= 11		43726.92	43726.92	13000.00

000464 000 R514	1993 R/O	TR	03/01/96	05/01/04	39274.80	39274.80	14250.00
000825 000 R31	96 BENLE	TR	06/01/96	05/01/04	52202.00	41326.58	14250.00

Class: TR			Count= 2		91476.80	80601.38	28500.00

Pg. 4

Exhibit 3.7

Dart Trucking Company, Inc.

Fixed Asset Acquisition Report

Description	ID#	Acquisition Date	Acquisition Amount	Notes
Walking Floor Trailer	W835	04/30/2004	$7,300.00	Lease buyout – sold to Premier Equipment in April
Walking Floor Trailer	W836	04/30/2004	$7,300.00	Lease buyout – sold to Premier Equipment in April
Yard Truck		06/18/2004	$5,000.00	Purchased from Waste Management

Exhibit 3.9

1. Letters of Credit

Name	Description		Beneficiary	Term
Second National Bank	Letter of Credit	No.926 (89-241886-50)	The Quebec Minister of the Environment	Expires 4/27/05

Bank One	*Letter of Credit	No. 00410182	Norfolk Southern Corporation	Expires 4/12/05

Bank One	*Letter of Credit	No. 00346467	Union Pacific Railroad Company	Expires 1/29/05

Bank One	*Letter of Credit	No. 00346466	Burlington Northern Sante Fe Railway	Expires 1/29/05

Bank One	*Letter of Credit	STR17003	Pennsylvania Department of Environmental Protection	Expires 11/30/04

*	Each Letter of Credit has $10,000 invested in a Certificate of Deposit as collateral for the Letter of Credit

2. Leases

Please refer to Exhibit 3.19.

3. Bonds

Please refer to Exhibit 3.21.

Exhibit 3.10

1. Extensions have been filed for the State and Federal 2003 Income Tax Returns for the Corporation and Subsidiaries as set forth in item 3 below.

2. On June 18, 2004 Dart Trucking Company, Inc. was notified that its Form 2290 Federal Excise Tax Return for the tax period ending July 31, 2003 would be audited beginning Monday, July 12, 2004. Subject to the provisions of Section 8 of the Agreement, Seller shall indemnify Buyer for any liability arising from the foregoing audit.

3. DartAmericA, Inc. & Subsidiaries

    Federal, State and Local Tax Filing Extensions

    for the tax year ended 12/31/03

Description	Extended Due Date
Federal	09/15/2004
State:
California	10/15/2004
Connecticut	10/01/2004
Delaware	10/01/2004
Idaho	10/15/2004
Illinois	09/15/2004
Indiana	10/15/2004
Iowa	10/31/2004
Kentucky	10/15/2004
Maine	10/15/2004
Maryland	09/15/2004
Massachusetts	09/15/2004
Michigan	10/31/2004
Minnesota	09/15/2004
New Hampshire	09/15/2004
New Jersey	10/15/2004
New York	09/15/2004
North Carolina	10/15/2004
Ohio	10/15/2004
Pennsylvania	10/15/2004
Rhode Island	09/15/2004
South Carolina	09/15/2004
Texas	11/15/2004
Vermont	09/15/2004
Virginia	09/15/2004
West Virginia	09/15/2004
Wisconsin	09/15/2004
Cities & Districts
Ashtabula, Oh	10/30/2004
District of Columbia	10/15/2004
Canfield, Oh	10/30/2004
Cleveland, Oh	10/30/2004
New York City	09/15/2004

The foregoing returns shall be filed by the Corporation and/or Subsidiaries, as appropriate on or before August 30, 2004.

Pg. 1

Exhibit 3.11

1. Safety-Kleen Creditor Trust, by and through Oolenoy Valley Consulting LLC, Trustee v. Dart Trucking Company, Inc. On or about January 27, 2004, Safety-Kleen Creditor Trust, by and through Ooleney Valley Consulting LLC, Trustee (“Safety-Kleen”) served a summons and complaint for an adversary proceeding in the United States Bankruptcy Court for the District of Delaware against Dart Trucking Company, Inc. (“Dart”). The proceeding alleges that Dart received transfers in an aggregate amount of $286,494.00 from Safety-Kleen which are avoidable under Section 547(b) of the Bankruptcy Code. Safety-Kleen requests the Bankruptcy Court to require Dart to return the transfers.

The Corporation has filed an answer denying any liability and believes that it has several defenses to the allegations which, if successful, would reduce and/or eliminate any liability. This matter has been settled for $65,000. See attached pages 3.11(a)1-3.11(a)6.

2. The following accidents may result in lawsuits. All have been reported to Zurich American Insurance Company. All are considered automobile liability claims. Any potential losses resulting from such accidents should be within policy limits.

A.	Claimant:	John Dow
	Claim Number:	4640081118
	D.O.A.:	10/31/01

Claimant was a Waste Management employee who fell while using one of Dart’s tractors to preload a trash trailer at a transfer station from which Dart was transporting garbage. He was able to finish work that day and report to work the next day, but the injury aggravated a preexisting condition he had and by the end of the second day he was quadriplegic. Dow is represented by counsel. The insurance company has retained defense counsel for Dart in anticipation of a future lawsuit. Significant investigation has been completed. Dow’s counsel claims that Dart was negligent because the tractor Dow used was filthy and had hydraulic fluid dripped on it, which made it slippery and unsafe. There was a yard tractor available for Dow to use. The condition of the tractor Dow did use was open and obvious to him.

B.	Claimant:	Paul Altman
	Claim Number:	4660097896
	D.O.A.:	4/21/03

Claimant collided with Dart driver David Stone at an intersection. Stone had a stop sign and flashing red light. Altman had a flashing yellow light. Altman left no skid marks. Altman hit Stone’s tractor on the passenger side. Altman is represented by counsel, who claims Altman suffered serious injuries. He has not yet provided medical reports or bills to the adjuster.

Pg. 2

Exhibit 3.11

C.	Claimant:	Unknown
	Claim Number:	4660105497
	D.O.A.:	1/6/04

Dart driver Brad Nadeau was involved in a 42-vehicle chain reaction collision on Interstate 80 during a whiteout. 25 people were injured and 6 were killed. Nadeau was driving unit 22. The fatalities were in units 18 (2), 19, 20 (2) and 36. We have no reason to believe that Nadeau contributed to the injuries or fatalities, but we have been contacted by the attorney for the estate of 2 of the decedents, looking for discovery-type information.

Pg. 1

Exhibit 3.11(a)

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

IN RE:	Chapter 11

SAFETY-KLEEN CORP., et al.,	Case No. 00-2303 (PJW) Jointly Administered
Debtors.
SAFETY-KLEEN CREDITOR TRUST, BY AND THROUGH OOLENOY VALLEY CONSULTING LLC, TRUSTEE,

Plaintiff,

v.	Adv. Proc. No. 02-03641

DART TRUCKING COMPANY, INC.,

Defendant.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (hereinafter, the “Settlement Agreement”), effective upon execution by all parties hereto, is made and entered into by and between Oolenoy Valley Consulting LLC (the “Trustee”), as trustee of the Safety-Kleen Creditor Trust (the “Trust”), and Dart Trucking Company, Inc. (“Defendant”).

WHEREAS, On June 9, 2000 (the “Petition Date”), Safety-Kleen Corp. and its affiliated debtors (collectively the “Debtors”) commenced their respective reorganization cases by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby becoming debtors in possession pursuant to 11 U.S.C. §§ 1107 and 1108; and

Pg. 2

Exhibit 3.11(a)

WHEREAS, the Debtors have filed an adversary proceeding (the “Avoidance Action”) against the Defendant in the Bankruptcy Court seeking to avoid and recover certain transfers in the amount of $286,494.00 made by the Debtors to Defendant during the ninety days prior to the Petition Date pursuant to 11 U.S.C. §§ 547, 548 and 550; and

WHEREAS, On August 1, 2003, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified First Amended Joint Plan of Reorganization of Safety-Kleen Corp. and Certain of its Direct and Indirect Subsidiaries, dated July 21, 2003 (the “Plan”), pursuant to which avoidance claims, including the Avoidance Action, previously commenced by the Debtors were assigned to the Safety-Kleen Creditor Trust as of the December 24, 2003 effective date of the Plan; and

WHEREAS, the Trustee is authorized to pursue and to compromise and settle the Avoidance Action without further approval of the Bankruptcy Court; and

WHEREAS, in order to avoid the cost and risk associated with litigating the Avoidance Action, the parties have agreed to compromise and settle fully and finally the Avoidance Action for the mutual promises and undertakings set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged;

NOW, THEREFORE, the Trustee and Defendant agree as follows:

1. The Defendant shall pay to the Trustee the sum of $65,000.00 (the “Settlement Amount”) in two installments: (a) $35,000 on or before July 15, 2004; (b) $30,000 on or before September 30, 2004; in each case by check made payable to the Safety-Kleen Creditor Trust and delivered to:

The Safety-Kleen Creditor Trust

c/o Morris, Nichols, Arsht and Tunnell

1201 North Market Street

P.O. Box 1347

Wilmington, DE 19899-1347

Attn: William H. Sudell, Jr., Esquire

Pg. 3

Exhibit 3.11(a)

2. Promptly upon receipt by the Trustee of the full Settlement Amount in accordance with the terms hereof, the Avoidance Action shall be dismissed with prejudice, each party to bear its own attorneys’ fees and costs. For purposes of this paragraph and paragraph 5 below, the Settlement Amount shall not be deemed to have been received by the Trustee until such time as the checks paying it are honored by the banking institution(s) on which they are drawn.

3. Upon execution of this Settlement Agreement by the Trustee and Defendant, the Defendant by and on behalf of itself, its agents, affiliates, predecessors, subsidiaries, successors in interest, parent corporations, assigns, insurers, employees, attorneys, officers and directors hereby releases and discharges the Debtors, the Trust and the Trustee and their respective agents, employees, attorneys, officers and directors (in their capacities as representatives of the Debtors, the Trust and the Trustee) from any and all claims, counterclaims, rights, demands, costs, damages, losses, liabilities, attorneys’ fees, actions and causes of action whatsoever, whether known or unknown, liquidated, unliquidated, fixed, contingent, material, immaterial, disputed, undisputed, legal or equitable (hereinafter “Claims”), which the Defendant now has or hereafter may have against the Debtors and/or the Trustee arising from or related to the Avoidance Action, except that it is expressly understood and agreed that Defendant retains: (a) its rights with respect to all proofs of claim it has filed in the Debtors’ bankruptcy cases; and (b) its rights arising as a result of its payment of the Settlement Amount, pursuant to § 502(h) of the Bankruptcy Code.

Pg. 4

Exhibit 3.11(a)

4. Upon receipt of the full Settlement Amount, the Trustee, by and on behalf of itself, its agents, affiliates, predecessors, subsidiaries, successors in interest, parent corporations, assigns, insurers, employees, attorneys, officers and directors hereby releases and discharges Defendant and its respective agents, employees, attorneys, officers and directors (in their capacities as representatives of Defendant) from any and all claims, counterclaims, rights, demands, costs, damages, losses, liabilities, attorneys’ fees, actions and causes of action whatsoever, whether known or unknown, liquidated, unliquidated, fixed, contingent, material, immaterial, disputed, undisputed, legal or equitable (hereinafter “Claims”), which the Trustee now has or hereafter may have against Defendant arising from or related to the Avoidance Action, except that it is expressly understood and agreed that the Trust and the Trustee retain all defenses they may have to: (a) any and all of the proofs of claim Defendant has filed in the Debtors’ bankruptcy cases; and (b) Defendant’s claim pursuant to § 502(h) of the Bankruptcy Code.

5. This Settlement Agreement shall be binding upon and inure to the benefit of the Defendant, the Debtors and their estates, the Trustee and the Trust, and each of their respective agents, employees, representatives, officers, attorneys, shareholders, directors, parent and/or subsidiary corporations, affiliates, assigns, successors and predecessors in interest.

6. Should any action, suit or proceeding be commenced by either party to this Settlement Agreement to enforce any provision hereof, the prevailing party shall be entitled to recover from the other party, in addition to obtaining other relief, reasonable attorneys’ fees and costs and expenses incurred in said action, suit or proceeding, including any appeal.

7. Each party represents and warrants that no promise, inducement, or agreement not expressed herein has been made to such party in connection with this Settlement

Pg. 5

Exhibit 3.11(a)

Agreement, and that this Settlement Agreement constitutes the entire agreement between the parties and supersedes all prior or contemporaneous written or oral communications, understandings, and agreements with respect to the subject matter hereof.

8. It is expressly understood and agreed that this Settlement Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of each of the parties hereto.

9. Each party acknowledges that the consideration referred to and the other terms of this Settlement Agreement do not constitute an admission or concession of liability or of any fact.

10. This Settlement Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the document to be drafted. Each party warrants that such party has been represented and advised by counsel or has had full opportunity to be represented and advised by counsel with respect to this Settlement Agreement and all matters covered by it.

11. Each party agrees to be responsible for and to bear its own costs, expenses and attorneys’ fees incurred in connection with the Avoidance Action and not to seek from each other reimbursement of any such costs, expenses or attorneys’ fees.

12. This Settlement Agreement shall be construed and enforced in accordance with the provisions of the Bankruptcy Code and, where not inconsistent, the laws of the State of Delaware, without regard to the conflict of laws jurisprudence of the State of Delaware. Any dispute, action or proceeding arising out of or relating to this Settlement Agreement shall be within the exclusive jurisdiction of the United States Bankruptcy Court for the District of Delaware

Pg. 6

Exhibit 3.11(a)

13. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused the Settlement Agreement to be duly executed as set forth below:

The Safety-Kleen Creditor Trust, by and through its trustee, Oolenoy Valley Consulting LLC

By:
James K. Lehman
Date:
	Title:	Managing Member, Oolenoy Valley Consulting LLC

Dart Trucking Company, Inc.

Date:	By:
Title:

Exhibit 3.13

From time to time, in the ordinary course of business the Corporation or Subsidiaries receive notices of violations of Environmental Laws which individually or in the aggregate do not have a material adverse effect on the Business.

Pg. 1

Exhibit 3.19

Dart Trucking Company, Inc. Contracts		Term		Description
Calgon Carbon		Expires 2/28/2005		Provide Power units for hauling carbon

Waste Management of New Hampshire		Expires 12/19/2006		Hauling and loading of trash from transfer stations to landfills
Waste Management of Massachusetts		Terminated 6/30/2004		Hauling and loading of trash from transfer stations to landfills

V & M Star		Expires 12/31/2004		Transport waste materials

Xtra Leasing	50 Van Trailers	9/2003 - 8/2008	$202.00/unit/month	Lease vans

Penske leasing	12 Power Units (Trucks)	8/2000 - 8/2006	$1536.00/unit/month	Lease Trucks

Ryder Truck Lease	15 Power Units (Trucks)	7/1999 - 6/2005	$1419.00/unit/month	Lease Trucks
Ryder Truck Lease	6 Power Units (Trucks)	5/1999 - 10/2005	$1494.00/unit/month	Lease Trucks
Ryder Truck Lease	4 Power Units (Trucks)	12/1999 - 5/2006	$1494.00/unit/month	Lease Trucks
Ryder Truck Lease	2 Power Units (Trucks)	12/1999 - 5/2006	$1494.00/unit/month	Lease Trucks
Ryder Truck Lease	3 Power Units (Trucks)	11/1999 - 4/2006	$1532.00/unit/month	Lease Trucks
Ryder Truck Lease	14 Power Units (Trucks)	1/2000 - 12/2005	$1419.00/unit/month	Lease Trucks
Ryder Truck Lease	15 Power Units (Trucks)	9/2000 - 8/2007	$1510.00/unit/month	Lease Trucks
Ryder Truck Lease	10 Power Units (Trucks)	7/2000 - 12/2006	$1542.00/unit/month	Lease Trucks
Ryder Truck Lease	7 Power Units (Trucks)	7/2000 - 12/2006	$1542.00/unit/month	Lease Trucks
Ryder Truck Lease	4 Power Units (Trucks)	7/2000 - 12/2006	$1543.33/unit/month	Lease Trucks
Ryder Truck Lease	2 Power Units (Trucks)	2/2000 - 7/2006	$1375.00/unit/month	Lease Trucks
Ryder Truck Lease	15 Power Units (Trucks)	7/2000 - 7/2007	$1510.00/unit/month	Lease Trucks
Ryder Truck Lease	5 Power Units (Trucks)	7/2000 - 7/2007	$1522.00/unit/month	Lease Trucks

Qualcomm	Satellite Messaging	12/27/01 - 12/26/06	$50/month /unit	Satellite Messaging & Truck Tracking

Minerva Enterprises, Inc.	Dispose of 225,000 tons at Minerva Landfill			To satisfy amounts owed Dart Trucking Company & Dart Services, Inc.

Comdata	Fuel Tax Reporting	Expires 10/31/04		Fuel Tax Service

(1)Caterpillar Financial Services Corporation	1 Caterpillar Integrated Tool Carrier (Loader)	Expires 12/28/06	$3133.45/month	Loading Equipment for trash SN7BS01130
(2)Caterpillar Financial Services Corporation	1 Caterpillar Integrated Tool Carrier (Loader)	Expires 6/30/04	$4271.82/month	Loading Equipment for trash SN7BS01025
(3)Caterpillar Financial Services Corporation	1 Caterpillar Integrated Tool Carrier (Loader)	Expires 6/30/04	$4481.27/month	Loading Equipment for trash SN7BS01144
(4)Caterpillar Financial Services Corporation	1 Caterpillar Excavator	Expires 6/30/04	$5783.52/month	Loading Equipment for trash SN2JR03511

Pg. 2

Exhibit 3.19

Dart Trucking Company, Inc. Contracts Continued	Term		Description
Dart Realty, Inc.	Expired 12/31/99 (Currently month to month)	$5,000.00/month	Lease for 61 Railroad Street, Canfield, Ohio
Cottage Grove LLC	Expires 10/31/04	$4,500.00/month	Lease for 11861 South Cottage Grove, Chicago, Illinois
108 Turnpike LLC	Expired 7/31/03 (Currently month to month)	$3,500.00/month	Lease for 108 Londonderry Turnpike, Hooksett, N.H.
James & Betty Jane Powell	Expired 5/31/99 (Currently month to month)	$ 800.00/month	Lease for 1807A Route 75, Kenova, West Virginia

Dart Trucking Company, Inc. UCC Filings

Statement Number	Secured Party	Date Filed	Collateral
OH00053731769	Caterpillar Finance	8/29/02	Lease (1) above
OH00047341097	Caterpillar Finance	4/3/02	Lease (2) above
OH00047519519	Caterpillar Finance	4/8/02	Lease (3) above
OH00047341320	Caterpillar Finance	4/3/02	Lease (4) above
OH00043716907	QUALCOMM Incorporated	1/9/02	Integrated mobile communications terminals (satellite messaging system)

Pg. 1

Exhibit 3.21

Insurance:

Type of Insurance	Policy #	Policy Effective Date	Policy Expiration Date	Limits	Insurance Company
Commercial General Liability	GL 03561575-04	09/01/2003	09/01/2004	$1M/$2M	Zurich American Ins. Co.

Automobile Liability MCS 90 Applies Trailer Interchange	TRK 3561577-04	09/01/2003	09/01/2004	$1M	Zurich American Ins. Com

Excess Liability Umbrella Form	SUO 3560245-04	09/01/2003	09/01/2004	$15M	Steadfast Insurance Company

Workers’ Compensation and Employers’ Liability	WC 3560246-04	09/01/2003	09/01/2004	$1 M	Zurich American Ins. Co.

Motor Truck Cargo	IM 01204619	09/01/2003	09/01/2004	$250,000	St. Paul Fire & Marine Ins. Co.

Professional Environmental Consultants Liability Insurance	PEC 356157602	09/01/2003	09/01/2004	$5M/$5M	Steadfast Insurance Company

Property	KTK-CMB-297T287-8-03	09/01/2003	09/01/2004	Scheduled	The Travelers Indemnity Company

Directory & Officers Liability	YXB 002495A	06/16/2004	06/16/2005	$5M	Genesis Insurance Company

Upon the Closing, the Corporation and Subsidiaries shall no longer be insureds under any of the foregoing policies. Coverage will apply for all insured events occurring prior to the Closing.

Bonds:

Bond #	Obligee	Bond Type	Effective	Expires	Premium	Bond Amount
Dart Services, Inc.
929301207	Commonwealth of Massachusetts	Financial Guarantee	01/18/2004	01/18/2005	$122	$10,000

Dart Trucking Company, Inc.
R 100615685	Commonwealth of Kentucky	Financial Guarantee	06/16/2004	06/16/2005	$100	$9,000

Pg. 2

Exhibit 3.21

Bonds Continued:

Bond #	Obligee	Bond Type	Effective	Expires	Premium	Bond Amount
R 124046651	Comdata Network	Financial Guarantee	09/28/2003	09/28/2004	$100	$5,000

R 124149942	Interstate Commerce Commission	Financial Guarantee	12/14/2003	12/14/2004	$112	$10,000

R 142341618	Pennsylvania Turnpike	Financial Guarantee	07/01/2004	07/01/2005	$135	$15,000

R 142341621	Ohio Turnpike Commission	Financial Guarantee	07/01/2004	07/01/2005	$270	$30,000

R 142341635	Pennsylvania Public Utility	Financial Guarantee	07/01/2004	07/01/2005	$100	$10,000

58614166	Canada Border Services Agency	Tax	04/27/2004	04/27/2005	$500	$25,000

R 929287911	Massachusetts Turnpike	Financial Guarantee	02/14/2004	02/14/2005	$180	$20,000

R 929287912	New York State Thruway	Financial Guarantee	01/01/2004	01/01/2005	$225	$25,000

* 929320344	Military Traffic Management	Performance	04/15/2004	04/15/2005	$2,000	$100,000

*	Seller is an indemnitor on this Bond.

Pg. 1

Exhibit 3.25

DartAmericA, Inc. & Subsidiaries

Employee List

DartAmericA, Inc.

Name	Job Title	Current Annual Compensation*	Remaining Vacation
Alberti, Michael	Sales Representative	$60,000.00	1 week
Bruce, Lisa	Manager-Operations	$65,000.00	3 weeks
Cartwright-Chorba, Valerie	Secretary/Receptionist	$20,800.00	None
Celli, Deborah	Manager-Customer	$42,000.00	3 weeks
Delgado, Mary	Senior Staff Accountant	$36,000.00	None
Felde, Mary	Manager-Agent/Driver	$28,000.00	6 days
Jones, Shelley	Compliance Manager	$45,000.00	1 week
Hopkinson, Rachel	Clerk, Invoicing	$22,880.00	36 hours
Houston, Robert(1)	Sales Representative	$62,000.00	1 week
Keenan, Kaycee	Clerk, Payroll	$22,880.00	68 hours
Lamb, Terry	Driver Qualification Clerk	$22,880.00	12 hours
Lewis, Amanda	Clerk, Invoicing	$10,712.00	None
Lewis, Debbie	Supervisor, Invoicing	$30,000.00	2 weeks
McFarland, Tracey	Controller-DAI	$60,000.00	2 weeks
Morgan, Marsha	Customer Service	$28,080.00	52 hours
Rimar, George(2)	General Freight	$65,104.00	2 weeks
Sidoti, Joseph	Territory Sales Manager	$52,644.00	2 weeks
Smith, Richard	Safety/Maintenance	$32,500.00	1 week
Vasquez, Rebecca	Recruiter	$19,500.00	1 week
Vennetti, Mary	Clerk, Invoicing	$18,720.00	12 days
Walker, Linda	Clerk, Invoicing	$22,880.00	4 days
Washington, Cathy	Supervisor-DAI Payroll	$31,400.04	2 weeks
Woolford, Linda	Clerk, Invoicing	$23,920.00	None

*	Current Annual Compensation for truck drivers reflects actual 2003 wages.
(1)	Commission – 1 1/2% of all sales attributed to him in excess of $5 million annually – payable quarterly.
– ½ of the difference between standard agent compensation of 10% and contracted agent compensation – payable monthly.
(2)	Commission – Approximately 1% of brokerage gross profit attributable to him – payable quarterly.

Pg. 2

Exhibit 3.25

DartAmericA, Inc. & Subsidiaries

Employee List

Dart Trucking Company, Inc.

Name	Job Title	Current Annual Compensation*	Remaining Weeks Vacation
Anthony, Daniel	Truck Driver	$39,255.36	1
Arnett, Robert	Truck Driver	$28,080.00	2
Arnold, Kenneth	Operator	$31,200.00	2
Arthur, David	Truck Driver	$0.00	0
Ashcroft, Stephen	Truck Driver	$49,495.04	0
Ayers, James	Truck Driver	$57,353.56	0
Barton, Charles	Equipment Operator	$30,160.00	0
Batchelder, Eddie	Truck Driver	$8,849.27	0
Beaman, Hancel	Truck Driver	$44,543.09	1
Beaudoin, Michael	Truck Driver	$49,714.50	1
Betts, Donald	Truck Driver	$39,743.27	0
Bondi, Anthony	Truck Driver	$35,907.47	0
Brown, David	Yardman	$29,120.00	0
Brown, Donald	Manager, Solid Waste	$55,000.00	3
Brown, Joseph	Loader	$34,320.00	4
Bryant, Ernest	Truck Driver	$47,492.27	4
Campbell, Richard	Truck Driver	$43,475.63	1
Castro, Mark	Truck Driver	$0.00	0
Chernyak, Vladimir	Truck Driver	$44,172.58	0
Clay, Edward	Truck Driver	$38,402.13	2
Coates, Michael	Truck Driver	$52,864.39	2
Congo, Kevin	Truck Driver	$15,125.50	0
Connolly, Edward	Truck Driver	$53,542.48	1
Cosby, Kevin	Truck Driver	$20,520.65	1
Croak, Anthony	Truck Driver	$53,668.98	3
Crump, James	Truck Driver	$47,523.50	4
Dauphinais, James	Truck Driver	$6,529.43	0
Deflorio, John	Truck Driver	$45,611.48	1
Dempsey, Oscar	Shop Foreman	$31,200.00	1
Deslauriers, Ronald	Truck Driver	$33,280.00	2
DeVaughn, George	Truck Driver	$31,200.00	1
Dickens, Jr., John	Truck Driver	$42,283.06	2
Dunn, Jr., John	Truck Driver	$12,395.32	0
Durda, Michael	Dispatcher-DSI	$39,375.00	2
Foster, Clifford	Truck Driver	$37,014.54	3
Fryer, Billy	Truck Driver	$18,571.72	0
Goss, Frank	Truck Driver	$41,334.24	4
Goss, Ricky	Loader/Operator	$31,408.00	1
Hamett, Nicholas	Dispatcher	$51,000.00	1
Hanes, James	Truck Driver	$23,920.00	1
Haney, Byron	Truck Driver	$44,857.61	2
Hatfield, Gary	Truck Driver	$28,080.00	1
Holderby, Larry	Truck Driver	$48,971.63	0
Huffman, Robert	Truck Driver	$37,313.04	3

*	Current Annual Compensation for truck drivers reflects actual 2003 wages.

Pg. 3

Exhibit 3.25

DartAmericA, Inc. & Subsidiaries

Employee List

Dart Trucking Company, Inc.

Name	Job Title	Current Annual Compensation*	Remaining Weeks Vacation
Jenkins, John	Mechanic	$33,280.00	0
Johnston, Wayne	Truck Driver	$21,840.00	0
Keener, Robert	Yardman	$31,200.00	0
Kellogg, Denise	Manager-Drivers	$45,000.00	1
Kimball, John	Truck Driver	$29,120.00	1
Klink, Jamie	Central Dispatch-Gen	$33,000.00	1
Kohn, Wayne	Truck Driver	$35,054.08	2
LaBelle, David	Truck Driver	$30,576.00	1
LeMaster, Ronald	Mechanic	$29,120.00	3
Lenhart, David	Truck Driver	$44,943.74	0
Lovett, Christopher	Truck Driver	$0.00	0
Mack, Gregory	Truck Driver	$49,014.53	1
Matthews, Jeffrey	Truck Driver	$38,986.99	2
McDanel, Stewart	Truck Driver	$27,454.62	1
McInnes, Raymond	Truck Driver	$0.00	0
Meek, Huston	Truck Driver	$45,514.50	3
Meek, Paul	Truck Driver	$40,571.78	3
Moore, Jack	Truck Driver	$42,815.16	3
Nadeau, Bradford	Truck Driver	$5,208.76	0
Omar, Abdulwahab	Truck Driver	$39,616.60	0
Orr, Kenneth	Truck Driver	$45,688.14	3
Pare’, Mark	Excavator	$35,360.00	1
Plourde, Jason	Truck Driver	$29,120.00	0
Poulin, Joseph	Yard Man	$27,040.00	0
Primis, Terry	Truck Driver	$0.00	0
Ramey, Clyde	Truck Driver	$48,296.71	2
Riffle, Robert	Truck Driver	$0.00	0
Riley, James	Truck Driver	$47,270.92	1
Rivera, Carmelo	Truck Driver	$23,920.00	0
Ross, Carmen	Truck Driver	$28,080.00	3
Sanicky, Frederick	Truck Driver	$43,147.99	0
Schaef, Dale	Truck Driver	$46,331.84	3
Schuster, Richard	Truck Driver	$34,881.73	1
Seger, Richard	Truck Driver	$48,560.80	3
Shaftic, Donald	Truck Driver	$53,390.88	1
Shattuck, Richard	Laborer	$24,960.00	1
Shreckengost, David	Truck Driver	$50,380.31	0
Simard, Patrick	Truck Driver	$0.00	0
Sinclair, Robin	Permits	$33,000.00	1
Smith, James	Truck Driver	$2,129.00	0
Sparks, George	Truck Driver	$26,000.00	3
Spence, William	Mechanic	$27,040.00	1
Stuart, Larry	Truck Driver	$39,418.00	2
Thompson, David	Truck Driver	$40,835.74	2
Ullman, James	Truck Driver	$28,852.46	0

*	Current Annual Compensation for truck drivers reflects actual 2003 wages.

Pg. 4

Exhibit 3.25

DartAmericA, Inc. & Subsidiaries

Employee List

Dart Trucking Company, Inc.

Name	Job Title	Current Annual Compensation*	Remaining Weeks Vacation
Walters, III, Frank	Truck Driver	$42,500.00	1
Warnock, Steven	Truck Driver	$47,913.57	2
Weeks, Mark	Truck Driver	$44,364.85	1
Williams, Mark	Truck Driver	$33,280.00	0
Williams, Michael	Logistics Coordinator	$65,000.00	3
Wilson, James	Truck Driver	$42,332.11	3
Worrell, Charles	Truck Driver	$25,637.18	4
Wright, Dale	Yardman	$27,040.00	1
Wright, Deborah	Clerk	$27,040.00	2
Yaroshenko, Oleksandr	Mechanic	$29,120.00	1
Yaroshenko, Vitaliy	Mechanic’s Helper	$20,800.00	0
Yerkey, Gerald	Truck Driver	$48,060.14	4
Zack, Glenn	Mechanic	$44,200.00	2
Zets, Gerald	Truck Driver	$47,298.28	3

*	Current Annual Compensation for truck drivers reflects actual 2003 wages.

Pg. 5

Exhibit 3.25

DartAmericA, Inc. & Subsidiaries

Employee List

TRB National Systems, Inc.

Name	Job Title	Current Annual Compensation*	Remaining Weeks Vacation
Brunk, Brian	Mechanic	$27,040.00	None
Clark, Frank	Mechanic	$27,040.00	1
McCon, Calvin	Mechanic	$27,040.00	None
Pazzanita, James	Maintenance Supervisor	$68,250.00	2
Perrett, Christopher	Inventory Control	$23,400.00	2
Styen, William	Repairman-Rolloff	$26,000.00	2
Thomas, Charles	Manager-Parts	$47,355.00	1
Thomas, William	Mechanic	$29,120.00	1

*	Current Annual Compensation for truck drivers reflects actual 2003 wages.

Pg. 6

Exhibit 3.25

DartAmericA, Inc. & Subsidiaries

Directors & Officers

(these positions are uncompensated)

DartAmericA, Inc.

Director:	Timothy C. Coxson

Officers:

CEO, VP – Finance, Treasurer	Timothy C. Coxson
Vice President – Operations	Lisa Bruce
Vice President – Taxes	Kenneth R. Nichols
Vice President – Flatbed Sales	Robert P. Houston
Secretary	Jeffrey M. Grinstein

Dart Trucking Company, Inc.

Director:	Timothy C. Coxson

Officers:

CEO, Treasurer	Timothy C. Coxson
Vice President – Operations	Lisa Bruce
Vice President –Taxes	Kenneth R. Nichols
Vice President – Flatbed Sales	Robert P. Houston
Secretary	Jeffrey M. Grinstein

Seaway Transportation, Inc.

Director:	Timothy C. Coxson

Officers:

CEO, Treasurer,
Assistant Secretary	Timothy C. Coxson
Secretary, Vice President	Jeffrey M. Grinstein

Pg. 7

Exhibit 3.25

DartAmericA, Inc. & Subsidiaries

Directors & Officers Continued

(these positions are uncompensated)

TRB National Systems, Inc.

Director:	Timothy C. Coxson

Officers:

CEO, Treasurer,
Assistant Secretary	Timothy C. Coxson
Vice President – Taxes	Kenneth R. Nichols
Secretary, Vice President	Jeffrey M. Grinstein

Dartway, Inc.

Directors:	None *

Officers:	None *

Dart Associates, Inc.

Directors:	None *

Officers:	None *

Dart Services, Inc.

Director:	Timothy C. Coxson

Officers:

CEO, Treasurer Assistant Secretary	Timothy C. Coxson
Secretary	Jeffrey M. Grinstein
Vice President – Business Development	Robert D. Hazen

*	Neither directors nor officers have been appointed since American Waste Services, Inc. (Avalon Holdings Corporation’s former parent company) purchased the stock of DartAmericA, Inc. on January 16, 1990.

Pg. 1

Exhibit 3.26

DartAmericA, Inc. & Subsidiaries

Bank Accounts and Authorized Signatures

ACCOUNT #	BANK NAME	ACCOUNT TITLE	AUTHORIZED SIGNATURES	DATE OPENED
2202497208	Second National	TRB National Systems	Tracey McFarland	04/21/1999
	108 Main Ave., SW		Timothy C. Coxson
	Warren, Ohio 44482		Frances R. Klingle
	Phone: 330-841-0179 (Mary Reich)		Frank Lamanna

1911925901	Second National	Dart Services, Inc.	Tracey McFarland	04/21/1999
	108 Main Ave., SW	(Accounts Payable)	Timothy C. Coxson
	Warren, Ohio 44482		Frances R. Klingle
	Phone: 330-841-0179 (Mary Reich)		Frank Lamanna

1911925990	Second National	Dart Services, Inc. Sweep	n/a
	108 Main Ave., SW	For Account #1911925901
Warren, Ohio 44482
Phone: 330-841-0179 (Mary Reich)

1911917801	Second National	DartAmericA, Inc.	Tracey McFarland	04/21/1999
	108 Main Ave., SW	(Accounts Payable)	Timothy C. Coxson
	Warren, Ohio 44482	(Payroll)	Frances R. Klingle
	Phone: 330-841-0179 (Mary Reich)		Frank Lamanna

1911917890	Second National	DartAmericA, Inc. Sweep	n/a
	108 Main Ave., SW	For Account #1911917801
Warren, Ohio 44482
Phone: 330-841-0179 (Mary Reich)

1911929101	Second National	Dart Trucking Company, Inc.	Tracey McFarland	04/21/1999
	108 Main Ave., SW	(Payroll-Zero Balance)	Timothy C. Coxson
	Warren, Ohio 44482		Frances R. Klingle
	Phone: 330-841-0179 (Mary Reich)		Frank Lamanna

1911921601	Second National	Dart Trucking Company, Inc.	Tracey McFarland	04/21/1999
	108 Main Ave., SW	(Accounts Payable)	Timothy C. Coxson
	Warren, Ohio 44482		Frances R. Klingle
	Phone: 330-841-0179 (Mary Reich)		Frank Lamanna

1911921690	Second National	Dart Trucking Sweep	n/a
	108 Main Ave., SW	For Account # 1911921601
Warren, Ohio 44482
Phone: 330-841-0179 (Mary Reich)

Pg. 2

Exhibit 3.26

DartAmericA, Inc. & Subsidiaries

Bank Accounts and Authorized Signatures

ACCOUNT #	BANK NAME	ACCOUNT TITLE	AUTHORIZED SIGNATURES	DATE OPENED
1909647041	Second National	Dart Trucking Company, Inc.	Tracey McFarland	12/16/2003
	108 Main Ave., SW	Tax Account	Timothy C. Coxson
	Warren, Ohio 44482		Frances R. Klingle
	Phone: 330-841-0179 (Mary Reich)		Frank Lamanna

088-005-1970260	Bank One, NA	Dart Trucking Company, Inc.	Timothy C. Coxson	12/16/2000
	Seven Hills Office	Certificate of Deposit
$10000 collateral for LC

010-000-0882748	Bank One, NA	Dart Trucking Company, Inc.	Timothy C. Coxson	02/02/2004
	830-Commercial Client Services	Certificate of Deposit	Bruno Carano
$10000 collateral for LC

010-000-0882747	Bank One, NA	Dart Trucking Company, Inc.	Timothy C. Coxson	02/02/2004
	830-Commercial Client Services	Certificate of Deposit	Bruno Carano
$10000 collateral for LC

010-000-0891897	Bank One, NA	Dart Trucking Company, Inc.	Timothy C. Coxson	04/12/2004
	830-Commercial Client Services	Certificate of Deposit
$10000 collateral for LC

Pg. 1

Exhibit 5.3

Assignment Agreement

ASSIGNMENT OF ACCOUNTS RECEIVABLE

STATE OF OHIO	)
	)	SS
COUNTY OF MAHONING	)

KNOW ALL MEN BY THESE PRESENTS, that Dart Trucking Company, Inc., an Ohio Corporation, Dart Services, Inc., an Ohio Corporation and TRB National Systems, Inc., an Ohio Corporation (each an “Assignor” and collectively “Assignors”), for and in consideration of the sum of TEN AND 00/100 DOLLARS ($10.00), the sufficiency of which is hereby acknowledged, does hereby assign, transfer and set over unto Avalon Holdings Corporation, an Ohio corporation (“Assignee”), its assigns, transferees and successors in interest, all of the right, title and interest of each Assignor in and to all of each Assignor’s accounts receivable outstanding for over sixty (60) days as set forth in the most current aging report of such Assignor, copies of which are attached hereto and incorporated herein together with the proceeds thereof (the “Assigned Receivables”).

Each Assignor covenants and agrees that any proceeds received on the Assigned Receivables shall be the property of Assignee, held in trust for the benefit of Assignee and forwarded to Assignee as soon as possible.

To facilitate the identification of proceeds from the Assigned Receivables, Assignors and Assignee agree to the following:

a) Payments received by any Assignor which identify invoice numbers against which payments are to be applied shall be applied in that manner. As such, any payments on invoices constituting Assigned Receivables shall be proceeds payable to Assignee.

b) Payments received by any Assignor which do not identify invoice numbers against which payments are to be applied (“Unidentified Payments”) shall be applied against the oldest accounts receivable outstanding. As such, any Unidentified Payments shall first be applied against the Assigned Receivables to the extent applicable and shall be proceeds payable to Assignee.

Pg. 2

Exhibit 5.3

Assignment Agreement

IN WITNESS WHEREOF, the parties hereto have caused this assignment to be executed and delivered as of                     ,                      , 2004.

IN THE PRESENCE OF:	ASSIGNORS:

DART TRUCKING COMPANY, INC.

By:
Its:

DART SERVICES, INC.

By:
Its:

TRB NATIONAL SYSTEMS, INC.

By:
Its: